UNISYS CORPORATION
                   AND EACH OF THE GUARANTORS PARTY HERETO
                    14 1/4% SENIOR SECURED NOTES DUE 2015

                                 INDENTURE
                        DATED AS OF JULY 31, 2009


                    DEUTSCHE BANK TRUST COMPANY AMERICAS
                                  TRUSTEE

                             TABLE OF CONTENTS

                                 ARTICLE 1
                        DEFINITIONS AND INCORPORATION
                                BY REFERENCE

Section 1.01      Definitions.                                             1
Section 1.02      Other Definitions.                                      33
Section 1.03      [Intentionally Omitted].                                34
Section 1.04      Rules of Construction.                                  34


                                  ARTICLE 2
                                  THE NOTES

Section 2.01      Form and Dating.                                        34
Section 2.02      Execution and Authentication.                           35
Section 2.03      Registrar and Paying Agent.                             35
Section 2.04      Paying Agent to Hold Money in Trust.                    36
Section 2.05      Holder Lists.                                           36
Section 2.06      Transfer and Exchange.                                  36
Section 2.07      Replacement Notes.                                      46
Section 2.08      Outstanding Notes.                                      46
Section 2.09      Treasury Notes.                                         46
Section 2.10      Temporary Notes.                                        47
Section 2.11      Cancellation.                                           47
Section 2.12      Defaulted Interest.                                     47


                                  ARTICLE 3
                          REDEMPTION AND PREPAYMENT

Section 3.01      Notices to Trustee.                                     47
Section 3.02      Selection of Notes to Be Redeemed or Purchased.         48
Section 3.03      Notice of Redemption.                                   48
Section 3.04      Effect of Notice of Redemption.                         49
Section 3.05      Deposit of Redemption or Purchase Price.                49
Section 3.06      Notes Redeemed or Purchased in Part.                    50
Section 3.07      Optional Redemption.                                    50
Section 3.08      Mandatory Redemption.                                   51
Section 3.09      Offer to Purchase by Application of Excess Proceeds.    51


                                  ARTICLE 4
                                  COVENANTS

Section 4.01      Payment of Notes.                                       52
Section 4.02      Maintenance of Office or Agency.                        53
Section 4.03      Reports.                                                53
Section 4.04      Compliance Certificate.                                 54
Section 4.05      Taxes.                                                  54
Section 4.06      Stay, Extension and Usury Laws.                         54
Section 4.07      Restricted Payments.                                    54
Section 4.08      Dividend and Other Payment Restrictions Affecting
                  Restricted Subsidiaries.                                58
Section 4.09      Incurrence of Indebtedness and Issuance
                  of Preferred Stock.                                     59
Section 4.10      Asset Sales.                                            65
Section 4.11      Transactions with Affiliates.                           68
Section 4.12      Liens.                                                  70
Section 4.13      [Intentionally Omitted].                                70
Section 4.14      Corporate Existence.                                    70
Section 4.15      Offer to Repurchase Upon Change of Control.             70
Section 4.16      Additional Note Guarantees.                             71
Section 4.17      Designation of Restricted and Unrestricted
                  Subsidiaries.                                           71
Section 4.18      Changes in Covenants When Notes Rated
                  Investment Grade.                                       72
Section 4.19      Rights of Notes Relative to Other Series
                  of Secured Debt                                         72


                                  ARTICLE 5
                                  SUCCESSORS

Section 5.01      Merger, Consolidation or Sale of Assets.                73
Section 5.02      Successor Corporation Substituted.                      74


                                  ARTICLE 6
                            DEFAULTS AND REMEDIES

Section 6.01      Events of Default.                                      74
Section 6.02      Acceleration.                                           77
Section 6.03      Other Remedies.                                         77
Section 6.04      Waiver of Past Defaults.                                77
Section 6.05      Control by Majority.                                    78
Section 6.06      Limitation on Suits.                                    78
Section 6.07      Rights of Holders of Notes to Receive Payment.          78
Section 6.08      Collection Suit by Trustee.                             78
Section 6.09      Trustee May File Proofs of Claim.                       79
Section 6.10      Priorities.                                             79
Section 6.11      Undertaking for Costs.                                  79


                                  ARTICLE 7
                                   TRUSTEE

Section 7.01      Duties of Trustee.                                      80
Section 7.02      Rights of Trustee.                                      81
Section 7.03      Individual Rights of Trustee.                           81
Section 7.04      Trustee's Disclaimer.                                   81
Section 7.05      Notice of Defaults.                                     81
Section 7.06      [Intentionally Omitted.]                                82
Section 7.07      Compensation and Indemnity.                             82
Section 7.08      Replacement of Trustee.                                 82
Section 7.09      Successor Trustee by Merger, etc.                       83
Section 7.10      Eligibility; Disqualification.                          83


                                  ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant
                  Defeasance.                                             84
Section 8.02      Legal Defeasance and Discharge.                         84
Section 8.03      Covenant Defeasance.                                    84
Section 8.04      Conditions to Legal or Covenant Defeasance.             85
Section 8.05      Deposited Money and Government Securities to be
                  Held in Trust; Other Miscellaneous Provisions.          86
Section 8.06      Repayment to Company.                                   86
Section 8.07      Reinstatement.                                          87


                                  ARTICLE 9
                      AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes.                    87
Section 9.02      With Consent of Holders of Notes.                       88
Section 9.03      [Intentionally Omitted.]                                90
Section 9.04      Revocation and Effect of Consents.                      90
Section 9.05      Notation on or Exchange of Notes.                       90
Section 9.06      Trustee to Sign Amendments, etc.                        90


                                  ARTICLE 10
                            COLLATERAL AND SECURITY

Section 10.01     Equal and Ratable Sharing of Collateral by
                  Holders of Secured Debt.                                90
Section 10.02     Ranking of Junior Liens.                                91
Section 10.03     Security Documents.                                     91
Section 10.04     Release of Collateral.                                  92
Section 10.05     Certificates of the Company.                            92
Section 10.06     Authorization of Actions to Be Taken by the Trustee
                  Under the Security Documents.                           92
Section 10.07     Authorization of Receipt of Funds by the Trustee
                  Under the Security Documents.                           93
Section 10.08     Termination of Security Interest.                       93
Section 10.09     Further Assurances; Insurance.                          93
Section 10.10     Relative Rights.                                        94


                                 ARTICLE 11
                               NOTE GUARANTEES

Section 11.01     Guarantee.                                              95
Section 11.02     Limitation on Guarantor Liability.                      96
Section 11.03     Execution and Delivery of Note Guarantee.               96
Section 11.04     Guarantors May Consolidate, etc., on Certain Terms.     96
Section 11.05     Releases.                                               97


                                 ARTICLE 12
                         SATISFACTION AND DISCHARGE

Section 12.01     Satisfaction and Discharge.                             98
Section 12.02     Application of Trust Money.                             99


                                 ARTICLE 13
                                MISCELLANEOUS

Section 13.01     [Intentionally Omitted.]                                99
Section 13.02     Notices.                                                99
Section 13.03     Communication by Holders of Notes with Other
                  Holders of Notes.                                      100
Section 13.04     Certificate and Opinion as to Conditions Precedent.    100
Section 13.05     Statements Required in Certificate or Opinion.         101
Section 13.06     Rules by Trustee and Agents.                           101
Section 13.07     No Personal Liability of Directors, Officers,
                  Employees and Stockholders.                            101
Section 13.08     Governing Law.                                         101
Section 13.09     No Adverse Interpretation of Other Agreements.         101
Section 13.10     Patriot Act.                                           102
Section 13.11     Successors.                                            102
Section 13.12     Severability.                                          102
Section 13.13     Counterpart Originals.                                 102
Section 13.14     Table of Contents, Headings, etc.                      102


                                  EXHIBITS

Exhibit A     FORM OF NOTE
Exhibit B     FORM OF CERTIFICATE OF TRANSFER
Exhibit C     FORM OF CERTIFICATE OF EXCHANGE
Exhibit D     FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E     FORM OF NOTATION OF GUARANTEE
Exhibit F     FORM OF SUPPLEMENTAL INDENTURE
Exhibit G     FORM OF JUNIOR LIEN PLEDGE AND SECURITY AGREEMENT

        INDENTURE dated as of July 31, 2009 among Unisys Corporation, a Delaware corporation, the Guarantors (as defined herein) and Deutsche Bank Trust Company Americas, as trustee.
        The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 14 1/4% Senior Secured Notes due 2015 (the "Notes"):


                                  ARTICLE 1
                       DEFINITIONS AND INCORPORATION
                                BY REFERENCE

Section 1.01 Definitions.

        "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

        "ABL Collateral" means all now owned or hereafter acquired (a) "accounts" and "payment intangibles," other than "payment intangibles" (in each case, as defined in Article 9 of the UCC) which constitute identifiable proceeds of Collateral which is not ABL Collateral, (b) "deposit accounts" (as defined in Article 9 of the UCC), "securities accounts" (as defined in Article 8 of the UCC), including all monies, "uncertificated securities," and "securities entitlements" (as defined in Article 8 of the UCC) contained therein (including all cash, marketable securities and other funds held in or on deposit in either of the foregoing), "instruments" (as defined in Article 9 of the UCC), including intercompany notes of Subsidiaries, and "chattel paper" (as defined in Article 9 of the UCC); (c) general intangibles pertaining to the other items of property included within clauses (a), (b), (d) and (e) of this definition of ABL Collateral, including, without limitation, all contingent rights with respect to warranties on accounts which are not yet "payment intangibles" (as defined in Article 9 of the UCC); (d) "records" (as defined in Article 9 of the UCC), "supporting obligations" (as defined in Article 9 of the
UCC) and related "letters of credit" (as defined in Article 5 of the UCC), commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing; and (e) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing, except to the extent that any item of property included in clauses (a) through (e) includes Excluded Assets.

        "ABL Intercreditor Agreement" means an intercreditor agreement entered into by the Collateral Trustee in connection with the Permitted ABL Debt, if any, in substantially the form attached as Exhibit D to the Collateral Trust Agreement, as amended, supplemented, modified, restated, renewed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time, in accordance with the terms of Section 7.1 of the Collateral Trust Agreement and such intercreditor agreement.

        "Acquired Debt" means, with respect to any specified Person:

        (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

        (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Notes" means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. Notwithstanding any of the foregoing to the contrary, no Person (other than the Company or any Subsidiary of the Company) in whom the Company or a Subsidiary of the Company makes an Investment in connection with a Permitted Securitization Program will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

        "Applicable Premium" means, with respect to any Note on any redemption date, the greater of:

        (1) 1.0% of the principal amount of the Note; and
        (2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at September 15, 2012, (such redemption price being set forth in the table appearing in Section 3.07(d) hereof) plus (ii) all required interest payments due on the Note through September 15, 2012, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)  the principal amount of the Note.

        "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

        "Asset Sale" means:

        (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section
4.15 hereof and/or Section 5.01 hereof and not by the provisions of Section
4.10 hereof; and

        (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries; provided that the issuance of preferred stock by any of the Company's Restricted Subsidiaries will be governed by the provisions of Section 4.09 hereof and not by the provisions of Section 4.10 hereof.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

        (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $37.5 million;

        (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

        (3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

        (4) the sale or lease of products, services, accounts receivable or notes receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

        (5) the sale or other disposition of cash or Cash Equivalents;

        (6) sales or transfers of accounts receivable and related assets of the type specified in the definition of "Permitted Securitization Program" (or a fractional undivided interest therein);

        (7) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

        (8) to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

        (9) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

        (10) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date;

        (11) foreclosures on assets;

        (12) an Asset Swap effected in compliance with Section 4.10 hereof;

        (13) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between joint venture parties set forth in joint venture arrangements and similar binding arrangements;

        (14) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business; and

        (15) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business.

        "Asset Swap" means a substantially concurrent purchase and sale or exchange of assets that are used or useful in a Permitted Business between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with Section 4.10 hereof.

        "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

        (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

        (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

        (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

        (4) with respect to any other Person, the board or committee of such Person serving a similar function.

        "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

        (1) in the case of a corporation, corporate stock;

        (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

        (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

        (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

        (1) United States dollars, Euros, any national currency of any participating member state of the economic and monetary union as contemplated in the Treaty on European Union, Australian dollars, Brazilian Reals, Indian Rupees, South African Rand, Swiss Franc and the British pound, or other local currencies held by the Company and its Restricted Subsidiaries from time to time in the ordinary course of business;

        (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than two years from the date of acquisition;

        (3) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

        (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

        (5) commercial paper or marketable short-term money market or readily marketable direct obligations and similar securities having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within two years after the date of acquisition; and

        (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

        (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

        (2) the adoption of a plan relating to the liquidation or dissolution of the Company; or

        (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as defined above), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

        "Clearstream" means Clearstream Banking, S.A., or its successor.

        "Class" means (1) in the case of Junior Lien Debt, every Series of Junior Lien Debt, taken together, and (2) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Collateral" means all properties and assets at any time owned or acquired by the Company or any Guarantor, except:

        (1) Excluded Assets;

        (2) any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to Section 4.1 of the Collateral Trust Agreement; and

        (3) any properties and assets that no longer secure the Notes or any Obligations in respect thereof pursuant to Section 10.04 hereof and Section 4.4 of the Collateral Trust Agreement,

provided that, in the case of clauses (2) and (3), if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Company or any Guarantor, such assets or properties will cease to be excluded from the Collateral if the Company or any Guarantor thereafter acquires or reacquires such assets or properties.

        "Collateral Trust Agreement" means the Collateral Trust Agreement, dated as of the date hereof, by and among the Company, the Guarantors from time to time party thereto, Deutsche Bank Trust Company Americas, as Trustee, Deutsche Bank Trust Company Americas, as trustee under the indenture governing the First Lien Notes and Deutsche Bank Trust Company Americas, as Collateral Trustee.

        "Collateral Trustee" means Deutsche Bank Trust Company Americas, in its capacity as collateral trustee under the Collateral Trust Agreement, together with its successors in such capacity.

        "Company" means Unisys Corporation, a Delaware corporation, and any and all successors thereto.

        "Consolidated EBITDA" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

        (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

        (2) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

        (3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges or expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

        (4) Prior Restructuring Charges of such Person and its Restricted Subsidiaries,

in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any specified Person for any period, the sum, without duplication, of:

        (1) the consolidated interest expense of such specified Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, and the interest component of any deferred payment obligations; plus

        (2) any interest on Indebtedness of another Person that is guaranteed by such specified Person or one or more of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one of its Restricted Subsidiaries, but only to the extent such Guarantee or Lien is called upon; plus

        (3) the product of (a) all cash dividends paid on any series of preferred stock of such specified Person or any of its Restricted Subsidiaries times (b) a fraction, the numerator of which is one and the denominator is one minus the then current combined federal, state and local statutory tax rate of such specified Person, expressed as a decimal, in each case, determined on a consolidated basis calculated in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

        (1) all gains and losses realized in connection with the disposal, abandonment or discontinuation of operations, asset dispositions or abandonment or the disposition of securities other than in the ordinary course of business, together with any related provision for taxes on any such gain or loss, will be excluded;

        (2) the net income or loss of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be excluded except that (a) the Company's equity in the net income of any such Person for such period will be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution and (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

        (3) any extraordinary, unusual or non-recurring loss, charges or expenses (whether cash or non-cash) caused by or attributable to any acquisition will be excluded; provided that such charges or expenses are incurred within twelve months of such acquisition;

        (4) all non-cash charges and expenses, and no more than $150.0 million in the aggregate of cash charges and expenses, in each case, caused by or attributable to any restructuring, severance, relocation costs, consolidation and closing costs, integration costs, business optimization costs, transition costs, signing, retention or completion bonuses and curtailments or modifications to pension and post-retirement employee benefit plans, will be excluded;

        (5) the net income or loss of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that (a) the net income of any such Restricted Subsidiary for such period will be included in Consolidated Net Income up to the aggregate amount that could have been distributed by such Restricted Subsidiary during such period to the Company or a Restricted Subsidiary as a dividend or other distribution and (b) up to an aggregate of $25.0 million of net income of all such Restricted Subsidiaries in any twelve-month period will be included;

        (6) the cumulative effect of a change in accounting principles will be excluded;

        (7) charges related to equity compensation (including 401(k) matching, restricted stock units, options and stock appreciation rights) will be excluded;

        (8) effects of adjustments resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, will be excluded;

        (9) any non-cash impairment charge or non-cash asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP will be excluded;

        (10) any fees, expenses and charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition or disposition, Investment, Asset Sale, recapitalization, issuance or repayment of Indebtedness permitted to be incurred by this Indenture, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, including (i) such fees, expenses or charges related to the offering of the Notes and (ii) any amendment or other modification of the Notes and the Credit Facilities and, in each case, will be excluded; and

        (11) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption will be excluded.

        "Consolidated Total Indebtedness" means, as of any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding as of such date of determination, determined on a consolidated basis in accordance with GAAP, after giving effect to any incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

        "continuing" means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

        "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

        "Credit Facilities" means one or more debt facilities or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other long-term indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time whether by the same or any other agent(s) or lender(s) including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09 hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder.

        "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

        "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

        "Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to December 15, 2015. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) will not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

<Page 10>

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

        "equally and ratably" means, in reference to sharing of Liens or proceeds thereof as between holders of Secured Obligations within the same Class, that such Liens or proceeds:

        (1) will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on, each outstanding Series of Secured Debt within that Class when the allocation or distribution is made, and thereafter; and

        (2) will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Secured Obligations within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means a public or private issuance or sale of either
(1) Equity Interests of the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) or (2) Equity Interests of a direct or indirect parent entity of the Company (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

        "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, or its successor.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Assets" means each of the following:

        (1) any real property or fixtures located outside of the United States and any leasehold interests in real property;

        (2) any lease, license, contract, property right or agreement to which the Company or any Guarantor is a party, and any of its rights or interests thereunder, if and to the extent that a security interest is (i) prohibited by or in violation of any law, rule or regulation applicable to the Company or any Guarantor, or (ii) will constitute or result in a breach, termination or default under or requires any consent not obtained under any such lease, license, contract, property right or agreement (other than to the extent that any such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest in the Collateral pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided that any such lease, license, contract or agreement shall cease to be an Excluded Asset and the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable, and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in subclauses (i) and (ii) of this clause
(2); provided further, that the exclusions referred to in this clause (2) shall not include any proceeds of any such lease, license, contract, property right or agreement;

        (3) any other property or assets (other than the Mortgaged Property (as defined in the Collateral Trust Agreement)) in which a Lien cannot be perfected by (i) the filing of a financing statement under the UCC of the relevant jurisdiction or (ii) a filing at the U.S. Patent and Trademark Office or the U.S. Copyright Offices, so long as the aggregate Fair Market Value of all such property and assets does not at any one time exceed $20.0 million;

        (4) any deposit account for taxes, payroll, employee benefits or similar items and any other account or financial asset in which such security interest would be unlawful or in violation of any Plan or employee benefit agreement;

        (5) accounts receivable and related assets transferred or purported to be transferred in a Permitted Securitization Program;

        (6) assets, with respect to which any applicable law prohibits the creation or perfection of security interests therein;

        (7) deposit or checking accounts with balances below $1.0 million, so long as the aggregate balance of all such deposit and checking accounts does not at any one time exceed $10.0 million;

        (8) any motor vehicles, vessels and aircraft, or other property subject to a certificate of title;

        (9) any "intent-to-use" application for registration of a Trademark (as defined in the Pledge Agreement) filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. ? 1051, prior to the filing of a "Statement of Use" pursuant to
Section 1(d) of the Lanham Act or an "Amendment to Allege Use" pursuant to
Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

        (10) cash or Cash Equivalents securing reimbursement obligations under letters of credit or surety bonds, which letters of credit and surety bonds are otherwise not secured by Priority Liens, Junior Liens or Permitted ABL Liens; and

        (11) Equity Interests in any joint venture with a third party that is not an Affiliate, to the extent a pledge of such Equity Interests is prohibited by the documents governing such joint venture.

        "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries in existence on the Issue Date (other than the Indebtedness represented by the Initial Notes and the First Lien Notes issued on the Issue
Date), until such amounts are repaid.

        "Existing Notes" means the Company's 6 7/8% Senior Notes due 2010 and 8% Senior Notes due 2012 in existence on the Issue Date.

        "Fair Market Value" means the fair market value that would be paid by a willing buyer to an unaffiliated willing seller (unless otherwise provided herein).

        "First Lien Notes" means the 12 3/4% Senior Secured Notes due 2014 issued by the Company pursuant to the indenture, dated July 31, 2009, among the Company, the Guarantors and Deutsche Bank Trust Company Americas, as trustee.

        "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

        "GE Intercreditor Agreement" means that certain intercreditor agreement, dated the Issue Date, among General Electric Capital Corporation, as receivables program agent, the Collateral Trustee, Unisys Funding Corporation I and the other parties to the Company's existing Receivables Facility as of the Issue Date, as amended, supplemented, modified, restated, renewed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time.

        "Global Note Legend" means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

        "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means any Material Domestic Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture, other than Unisys Funding Corporation I for so long as Unisys Funding Corporation I is a Receivables Subsidiary under a Permitted Securitization Program and prohibited from guaranteeing the Notes by any documentation with respect thereto.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

        (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

        (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

        (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

        "Holder" means a Person in whose name a Note is registered.

        "Incremental Priority Lien Capacity" means, as of any time of determination, the then-current Priority Lien Cap minus the aggregate principal amount of Priority Lien Debt then outstanding.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

        (1) in respect of borrowed money;

        (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

        (3) in respect of banker's acceptances;

        (4) representing Capital Lease Obligations;

        (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

        (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business.

        "Indenture" means this Indenture, as amended or supplemented from time to time.

        "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Notes" means $246,603,000 in aggregate principal amount of Notes issued under this Indenture on the date hereof.

        "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

        "Interest Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Consolidated Interest Expense of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Interest Coverage Ratio is made (the "Calculation Date"), then the Interest Coverage Ratio will be calculated giving pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Company) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase, or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Interest Coverage Ratio:

        (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries is acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Company, and which may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such acquisition which is being given pro forma effect; provided that such cost savings and operating expense reductions have been realized or are expected to be realized within 12 months of the date of such acquisition) as if they had occurred on the first day of the four-quarter reference period;

        (2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

        (3) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

        (4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

        (5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

        (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date at least as long as the Indebtedness to which it applies or in excess of 12 months).

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Issue Date" means July 31, 2009.

        "Junior Lien" means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any Collateral of the Company or any Guarantor to secure Junior Lien Obligations, that is:

        (1) with respect to Collateral other than ABL Collateral, junior in priority to all Priority Liens and senior in priority to all Permitted ABL Liens, if any;

        (2) with respect to ABL Collateral, junior in priority to all Priority Liens and all Permitted ABL Liens, if any; and

        (3) pari passu with all other Liens to secure Junior Lien Obligations.

        "Junior Lien Debt" means:

        (1) the Notes issued by the Company on the Issue Date;

        (2) Additional Notes or any other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company that is secured equally and ratably with the Notes, on a subordinated basis to any Priority Lien Debt, by a Junior Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

        (a) on or before the date on which such Indebtedness is incurred by the Company, such Indebtedness is designated by the Company, in an Officers' Certificate delivered to each Junior Lien Representative and the Collateral Trustee, as "Junior Lien Debt" for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both (i) Junior Lien Debt and Priority Lien Debt or (ii) Junior Lien Debt and Permitted ABL Debt;

        (b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

        (c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee's Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause
(c) will be conclusively established if the Company delivers to the Collateral Trustee an Officers' Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is "Junior Lien Debt"); and

        (3) Hedging Obligations of the Company incurred to hedge or manage interest rate risk in accordance with the terms of the Secured Debt Documents; provided that:

        (a) on or before the date on which such Hedging Obligations are incurred by the Company, such Hedging Obligations are designated by the Company, in an Officers' Certificate delivered to each Priority Lien Representative, Junior Lien Representative and the Collateral Trustee, as "Junior Lien Debt" for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both (i) Junior Lien Debt and Priority Lien Debt or (ii) Junior Lien Debt and Permitted ABL Debt;

        (b) the counterparty in respect of such Hedging Obligations, in its capacity as a holder or beneficiary of such Junior Lien, executes and delivers a joinder to the Collateral Trust Agreement in accordance with the terms thereof or otherwise becomes subject to the terms of the Collateral Trust Agreement; and

        (c) all other requirements set forth in the Collateral Trust Agreement have been complied with (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Trustee an Officers' Certificate stating that such requirements and other provisions have been satisfied and that such Hedging Obligations are "Junior Lien Debt").

        "Junior Lien Documents" means, collectively, this Indenture and any other indenture, credit agreement or other agreement governing each Series of Junior Lien Debt and the Security Documents (other than any Security Documents that do not secure Junior Lien Obligations).

         "Junior Lien Obligations" means Junior Lien Debt and all other Obligations in respect thereof.

        "Junior Lien Representative" means (1) the Trustee, in the case of the Notes or (2) in the case of any future Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and (a) is appointed as a Junior Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Permitted Securitization Program, any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Lien Sharing and Priority Confirmation" means:

        (1) as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt, each existing and future Secured Debt Representative and each existing and future holder of Permitted Prior Liens:

        (a) that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably;

        (b) that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of the Collateral Trust Agreement (and any ABL Intercreditor Agreement), including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and

        (c) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other Security Documents;

        (2) as to any Series of Junior Lien Debt, the written agreement of the holders of such Series of Junior Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt, each existing and future Secured Debt Representative and each existing and future holder of Permitted Prior Liens:

        (a) that all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of such Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably;

        (b) that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of the Collateral Trust Agreement (and any ABL Intercreditor Agreement), including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and

        (c) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other Security Documents; and

        (3) as to any Series of Permitted ABL Debt of the Company or any Guarantor, the written agreement of the holders of such Series of Permitted ABL Debt, as set forth in the credit agreement or other agreement governing such Series of Permitted ABL Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt, each existing and future Secured Debt Representative and each existing and future holder of Permitted Prior Liens:

        (a) that the holders of Obligations in respect of such Series of Permitted ABL Debt are bound by the provisions of the Collateral Trust Agreement and the ABL Intercreditor Agreement; and

        (b) consenting to the performance of, and directing the collateral agent or other representative with respect to such Series of Permitted ABL Debt to perform, its obligations under the Collateral Trust Agreement and the ABL Intercreditor Agreement.

        "Material Domestic Subsidiaries" means (1) any Domestic Subsidiary having (a) assets with a book value or Fair Market Value equal to at least $5.0 million or (b) aggregate revenues (excluding intercompany revenues) for the 12-month period ending on the last day of the most recent fiscal quarter of the Company for which financial statements are available in an amount equal to at least $5.0 million and (2) any Domestic Subsidiary designated in an Officers' Certificate delivered to the Trustee as a "Material Domestic Subsidiary" for purposes of this Indenture. If at any time:

        (1) the aggregate book value or Fair Market Value of the assets for all Domestic Subsidiaries other than Material Domestic Subsidiaries would equal or exceed $10.0 million; or

        (2) the aggregate revenues (excluding intercompany revenues) for the 12-month period ending on the last day of the most recent fiscal quarter of the Company for which financial statements are available for all Domestic Subsidiaries other than Material Domestic Subsidiaries would equal or exceed $10.0 million, then, in each case, the Company shall designate one or more of such Domestic Subsidiaries as a "Material Domestic Subsidiary" pursuant to clause (2) of the first sentence of this definition until neither of the conditions described in the foregoing clauses (a) or (b) exist. The Company may, at any time, release any Guarantor from its Note Guarantee if (x) the applicable Subsidiary is not a "Material Domestic Subsidiary" pursuant to clause (1) of the first sentence of this definition and (y) after giving effect to such release, neither of the conditions described in the foregoing clauses (a) or (b) exist.

        "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and any successor to its rating agency business.

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of
(1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, fees of advisors and consultants, and sales commissions; (2) Specified Reserves and Accruals;
(3) any relocation expenses incurred as a result of the Asset Sale; and (4) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

        (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
(b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

        (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

        "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Note Documents" means this Indenture, the Notes and the Security Documents (other than any security documents that do not secure Obligations with respect to the Notes).

        "Note Guarantee" means the Guarantee by each Guarantor of the Company's obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

        "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

        "Officers' Certificate" means a certificate that (i) is signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company and (ii) if applicable, meets the requirements of Section 13.05 hereof.

        "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

        "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

        "Permitted ABL Debt" means:

        (1) Indebtedness (including letters of credit and reimbursement obligations with respect thereto) incurred by the Company or any of its Restricted Subsidiaries secured by Permitted ABL Liens; provided, that on or before the date on which such Indebtedness is incurred by the Company or any Restricted Subsidiary:

        (a) such Indebtedness is designated by the Company, in an Officers' Certificate delivered to each Priority Lien Representative and the Collateral Trustee, as "Permitted ABL Debt" for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both
(i) Permitted ABL Debt and Priority Lien Debt or (ii) Permitted ABL Debt and Junior Lien Debt; and

        (b) if such Indebtedness is incurred by the Company or any Guarantor, such Indebtedness (i) is governed by a credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation and (ii) the collateral agent or other representative with respect to such Indebtedness, the Collateral Trustee, the Company and each applicable Guarantor, has duly executed and delivered an ABL Intercreditor Agreement; and

        (2) Hedging Obligations of the Company incurred to hedge or manage interest rate risk in accordance with the terms of the Secured Debt Documents; provided that:

         (a) on or before the date on which such Hedging Obligations are entered into by the Company, such Hedging Obligations are designated by the Company, in an Officers' Certificate delivered to each Priority Lien Representative, Junior Lien Representative and the Collateral Trustee, as "Permitted ABL Debt" for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both (i) Permitted ABL Debt and Priority Lien Debt or (ii) Permitted ABL Debt and Junior Lien Debt; and

         (b) the counterparty in respect of such Hedging Obligations, in its capacity as a holder or beneficiary of such Permitted ABL Lien, executes and delivers a joinder to the Collateral Trust Agreement in accordance with the terms thereof or otherwise becomes subject to the terms of the Collateral Trust Agreement.

        "Permitted ABL Debt Obligations" means Permitted ABL Debt and all other Obligations in respect thereof.

        "Permitted ABL Lien Total Cap" means, as of any date, $225.0 million minus the aggregate Receivables Facility Amount as of such date for all receivables securitization programs of the Company and its Restricted Subsidiaries

        "Permitted ABL Lien U.S. Cap" means, as of any date, $175.0 million minus the aggregate Receivables Facility Amount as of such date for all U.S. Receivables Securitization Programs.

        "Permitted ABL Liens" means Liens granted to the collateral agent under any Permitted ABL Debt facility, at any time, upon (i) ABL Collateral of the Company or any Guarantor, (ii) current assets of any Foreign Subsidiary or Domestic Subsidiary that is not a Guarantor or (iii) Collateral other than ABL Collateral, which Liens in the case of this clause (iii) are junior in priority to all Priority Liens and Junior Liens on the terms set forth in the ABL Intercreditor Agreement, in each case to secure Permitted ABL Debt Obligations.

        "Permitted Business" means any of the lines of business conducted by the Company and its Subsidiaries on the Issue Date and any businesses similar, related, incidental or ancillary thereto or that constitutes a reasonable extension or expansion thereof.

        "Permitted Investments" means:

        (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

        (2) any Investment in Cash Equivalents;

        (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                (a) such Person becomes a Restricted Subsidiary of the Company;
or

        (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

        (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

        (5) any acquisition of Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

        (6) any Investments received (A) in compromise or resolution of obligations of creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any creditor or customer; (B) in compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates; or (C) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

        (7) Investments represented by Hedging Obligations;

        (8) loans or advances to, or Guarantees of Indebtedness of, employees, officers or directors made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate amount not in excess of $15.0 million with respect to all loans, advances or Guarantees made since the Issue Date;

        (9) repurchases of the Notes or the First Lien Notes;

        (10) (a) the acquisition by a Receivables Subsidiary in connection with a Permitted Securitization Program of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Permitted Securitization Program; (b) any other Investment by the Company or a Subsidiary of the Company in a Receivables Subsidiary or in any other Person in connection with a Permitted Securitization Program; provided that such Investment pursuant to clause (b) is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Permitted Securitization Program; and (c) any other Investment relating to a Receivables Subsidiary that, in the good faith determination of the Company, is necessary or advisable to effect a Permitted Securitization Program;

        (11) Investments in joint ventures and other business entities (in each case that are not Subsidiaries of the Company) that are engaged in a Permitted Business, in an aggregate amount (with the amount of each such Investment measured on the date it was made and without giving effect to subsequent changes in value) not to exceed $75.0 million at any one time outstanding;

        (12) Investments existing on the Issue Date;

        (13) guarantees of Indebtedness permitted under Section 4.09 hereof;

        (14) an Asset Swap effected in compliance with Section 4.10 hereof;

        (15) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

        (16) advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries; and

        (17) other Investments in any Person having an aggregate Fair Market Value (with the Fair Market Value of each such Investment measured on the date it was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed the greater of (a) $75.0 million or (b) 2.5% of the consolidated total assets of the Company and its Restricted Subsidiaries (measured at the time each such Investment is made).

        "Permitted Liens" means:

        (1) Priority Liens securing (a) Priority Lien Debt in an aggregate principal amount (as of the date of incurrence of any Priority Lien Debt and after giving pro forma effect to the application of any net proceeds therefrom within 35 days of the date of such incurrence), not exceeding the Priority Lien Cap and, when taken together with all other Secured Debt as of such date, the Secured Debt Cap, and (b) all other related Priority Lien Obligations;

        (2) Junior Liens securing (a) Junior Lien Debt in an aggregate principal amount (as of the date of incurrence of any Junior Lien Debt and after giving pro forma effect to the application of any net proceeds therefrom within 35 days of the date of such incurrence), when taken together with all other Secured Debt as of such date, not exceeding the Secured Debt Cap and (b) all other related Junior Lien Obligations;

        (3) Permitted ABL Liens securing (a) Permitted ABL Debt of the Company and its Restricted Subsidiaries in an aggregate principal amount not exceeding (as of the date of incurrence of any Permitted ABL Debt and after giving pro forma effect to the application of any net proceeds therefrom within 35 days of the date of such incurrence) the Permitted ABL Lien Total Cap and (b) all other related Permitted ABL Debt Obligations; provided that no Lien may be granted pursuant to the foregoing clause (3)(a) to secure Indebtedness of the Company or any Domestic Subsidiary if, after giving effect to such Lien, the aggregate principal amount of Permitted ABL Debt of the Company and its Domestic Subsidiaries (as of the date of incurrence of any Permitted ABL Lien Debt and after giving pro forma effect to the application of any net proceeds therefrom within 35 days of the date of such incurrence) would exceed the Permitted ABL Lien U.S. Cap;

        (4) Liens in favor of the Company or any Restricted Subsidiary;

        (5) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or a Restricted Subsidiary of the Company;

        (6) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition;

        (7) Liens, pledges or deposits to secure the performance of public or statutory obligations, performance, bid, appeal, surety or customs bonds, to secure the payment of rent or under worker's compensation or unemployment laws or other obligations of a like nature incurred in the ordinary course of business;

        (8) Liens to secure Indebtedness (including Capital Lease Obligations) permitted to be incurred pursuant to Section 4.09(b)(6) hereof covering only the assets acquired with or financed by such Indebtedness;

        (9) Liens on assets (other than current assets) of any Foreign Subsidiary to secure Indebtedness or other Obligations permitted to be incurred pursuant to Section 4.09(b)(14) hereof;

        (10) Liens existing on the Issue Date (other than Liens to secure the Notes and the First Lien Notes to be issued on the Issue Date);

        (11) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

        (12) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

        (13) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

        (14) Liens (other than Priority Liens, Junior Liens and Permitted ABL Liens) to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

        (a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

        (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

        (15) Liens on assets of the Company or any Subsidiary (including a Receivables Subsidiary) incurred in connection with a Permitted Securitization Program;

        (16) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

        (17) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and do not secure any Indebtedness;

        (18) Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business;

        (19) Liens arising from UCC financing statement filings regarding operating leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

        (20) Liens arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of set-off, relating to the sale or purchase of goods entered into by the Company or any of its Restricted Subsidiary in the ordinary course of business;

        (21) deposits made in the ordinary course of business to secure liability to insurance carriers;

        (22) Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(a)(8) so long as such
Liens are adequately bonded;

        (23) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and not for speculative purposes, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

        (24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09 hereof; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

        (25) Liens that are contractual rights of set-off relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries;

        (26) Liens securing obligations owed by the Company or any Restricted Subsidiary to any lender under any Credit Facilities or any Affiliate of such a lender, in each case in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

        (27) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

        (28) Liens, pledges or deposits to secure the performance of any contracts for production, research or development with or for the U.S. government or any department or agency thereof, directly or indirectly, providing for advance, partial or progress payments on such contracts and for a Lien upon money advanced or paid pursuant to such contracts, or upon any material, equipment, tools, machinery, land, buildings or supplies in connection with the performance of such contracts to secure such payments to, or Indebtedness owing to, the U.S. government;

        (29) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations in an aggregate amount that, when taken together with all other obligations secured by Liens pursuant to this clause (29), do not exceed $50.0 million; and

        (30) Liens on cash or Cash Equivalents securing reimbursement obligations under letters of credit and surety bonds, which letters of credit or surety bonds are otherwise not secured by Priority Liens, Junior Liens or Permitted ABL Liens, in an aggregate amount not to exceed $250.0 million.

        For purposes of this definition, all letters of credit will be deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder and all Hedging Obligations will be valued at zero.

        "Permitted Prior Liens" means:
        (1) Liens described in clauses (5), (6), (8), (10), (15), (25), (26)
and (30) of the definition of "Permitted Liens"; and

        (2) Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Security Documents.

        "Permitted Refinancing Indebtedness" means any Indebtedness (other than Secured Debt or Permitted ABL Debt), Disqualified Stock or preferred stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness, Disqualified Stock or preferred stock of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness, Disqualified Stock or preferred stock); provided that:

        (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, Disqualified Stock or preferred stock renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

        (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or preferred stock, if applicable, being renewed, refunded, refinanced, replaced, defeased or discharged;

        (3) (a) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) if Disqualified Stock or preferred stock is being renewed, refunded, refinanced or replaced, such Permitted Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively;

        (4) such Indebtedness shall not include Indebtedness, Disqualified
Stock or preferred stock of a Subsidiary of the Company that refinances Indebtedness, Disqualified Stock or preferred stock of the Company unless such Subsidiary was the obligor on the Indebtedness, Disqualified Stock or preferred stock being renewed, refunded, refinanced, replaced, defeased or discharged; and

        (5) for the avoidance of doubt, such Permitted Refinancing Indebtedness shall not have the benefit of greater security than the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged, except pursuant to Permitted Liens incurred in compliance with Section 4.12 hereof.

        "Permitted Securitization Program" means any receivables securitization program (including the program established under the Receivables Facility) pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers any accounts receivable, whether now existing or arising in the future, and any assets related thereto that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable (including, without limitation, all collateral securing accounts receivable, all contracts and all guarantees or other obligations in respect of accounts receivable and all proceeds of accounts receivable); provided, however, that a receivables securitization program shall be deemed not to be a "Permitted Securitization Program" hereunder to the extent that such program, as of its closing date or as of the date of any increase in the Receivables Facility Amount thereunder:

        (1) causes the aggregate Receivables Facility Amount for all receivables securitization programs of the Company and its Restricted Subsidiaries to exceed the lesser of (i) $225.0 million minus the aggregate principal amount of Permitted ABL Debt of the Company and any of its Restricted Subsidiaries outstanding as of such date (after giving pro forma effect to the application of the net proceeds from any Permitted ABL Debt outstanding as of such date within 35 days of the date of the incurrence of such Permitted ABL
Debt) and (ii) $200.0 million; or

        (2) causes the aggregate Receivables Facility Amount for all U.S. Receivables Securitization Programs, when taken together with the aggregate principal amount of Permitted ABL Debt of the Company and any of its Domestic Subsidiaries outstanding as of such date (after giving pro forma effect to the application of the net proceeds from any Permitted ABL Debt outstanding as of such date within 35 days of the date of the incurrence of such Permitted ABL
Debt), to exceed $175.0 million.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Plan" means any employee benefit plan, retirement plan, deferred compensation plan, restricted stock plan, health, life, disability or other insurance plan or program, employee stock purchase plan, employee stock ownership plan, pension plan, stock option plan or similar plan or arrangement of the Company or any Subsidiary, or any successor thereof.

        "Pledge Agreements" means the Junior Lien Pledge and Security Agreement, dated as of the date of this Indenture, and substantially in the form attached as Exhibit G hereto, and each other pledge and security agreement dated the date of this Indenture and substantially in the form of the Exhibits to the Junior Lien Pledge and Security Agreement, as each such agreement may be amended, modified or supplemented from time to time.

        "Prior Restructuring Charges" means all charges and expenses caused by or attributable to any restructuring, severance, relocation costs, consolidation and closing costs, integration costs, business optimization costs, transition costs, signing, retention or completion bonuses and curtailments or modifications to pension and post-retirement employee benefit plans incurred prior to April 1, 2009.

        "Priority Lien" means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Company or any Guarantor to secure Priority Lien Obligations, and that is:

        (1) with respect to Collateral other than ABL Collateral, senior in priority to all Junior Liens and Permitted ABL Liens, if any;

        (2) with respect to ABL Collateral, junior in priority to all Permitted ABL Liens, if any, and senior in priority to all Junior Liens; and

        (3) pari passu with all other Liens to secure Priority Lien Obligations.

        "Priority Lien Cap" means $500.0 million minus the aggregate amount of all Net Proceeds of a Sale of Collateral or a Sale of a Guarantor in excess of $250.0 million applied by the Company or any of its Restricted Subsidiaries since the Issue Date to repurchase, redeem or defease any Existing Notes or to repay any replacement financing thereof with a maturity date prior to September 15, 2015.

        "Priority Lien Debt" means:

        (1) the First Lien Notes issued by the Company on the Issue Date;

        (2) additional notes issued under any indenture or other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company that is secured equally and ratably with the First Lien Notes by a Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any additional notes or other Indebtedness referred to in this clause (2), that:

        (a) on or before the date on which such additional notes were issued or Indebtedness is incurred by the Company, such additional notes or other Indebtedness, as applicable, is designated by the Company, in an Officers' Certificate delivered to each Priority Lien Representative and the Collateral Trustee, as "Priority Lien Debt" for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both (i) Priority Lien Debt and Junior Lien Debt or (ii) Priority Lien Debt and Permitted ABL Debt;

        (b) such additional notes or such Indebtedness is governed by an indenture or a credit agreement, as applicable, or other agreement that includes a Lien Sharing and Priority Confirmation; and

        (c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee's Lien to secure such additional notes or such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Company delivers to the Collateral Trustee an Officers' Certificate stating that such requirements and other provisions have been satisfied and that such notes or such Indebtedness is "Priority Lien Debt"); and

        (3) Hedging Obligations of the Company incurred to hedge or manage interest rate risk in accordance with the terms of the Secured Debt Documents; provided that:

        (a) on or before the date on which such Hedging Obligations are incurred by the Company, such Hedging Obligations are designated by the Company, in an Officers' Certificate delivered to each Priority Lien Representative, Junior Lien Representative and the Collateral Trustee, as "Priority Lien Debt" for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both (i) Priority Lien Debt and Junior Lien Debt or (ii) Priority Lien Debt and Permitted ABL Debt;

        (b) the counterparty in respect of such Hedging Obligations, in its capacity as a holder or beneficiary of such Priority Lien, executes and delivers a joinder to the Collateral Trust Agreement in accordance with the terms thereof or otherwise becomes subject to the terms of the Collateral Trust Agreement; and

        (c) all other requirements set forth in the Collateral Trust Agreement have been complied with (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Trustee an Officers' Certificate stating that such requirements and other provisions have been satisfied and that such Hedging Obligations are "Priority Lien Debt").

        "Priority Lien Documents" means the indenture for the First Lien Notes and any additional indenture, credit facility or other agreement pursuant to which any Priority Lien Debt is incurred and the Security Documents (other than any Security Documents that do not secure Priority Lien Obligations).

        "Priority Lien Obligations" means Priority Lien Debt and all other Obligations in respect thereof.

        "Priority Lien Representative" means (1) the trustee with respect to the First Lien Notes, in the case of the First Lien Notes, or (2) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt.

        "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Qualifying Equity Interests" means Equity Interests of the Company other than Disqualified Stock.

        "Receivables Facility" means that certain Receivables Purchase Agreement dated as of May 16, 2008 (as such may be amended from time to time) by and among Unisys Funding Corporation I, as the seller, the financial institutions signatory thereto from time to time, as purchasers, and General Electric Capital Corporation, as purchaser and as administrative agent for the purchasers, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, refinanced in whole or in part or supplemented in whole or in part from time to time; provided that prior to and after giving effect to any such amendment, restatement, modification, renewal, refunding, refinancing or supplement, such Receivables Facility shall be part of a Permitted Securitization Program.

        "Receivables Facility Amount" means, as of any date, with respect to any receivables securitization program of the Company or its Subsidiaries, the amount of Indebtedness of the receivables financing subsidiary incurred thereunder (other than Indebtedness to the Company and its Subsidiaries) outstanding as of such date or, if the obligations of the receivables financing subsidiary thereunder would not be deemed to constitute Indebtedness, the aggregate amount of funds advanced to the receivables financing subsidiary thereunder (other than advances by the Company and its Subsidiaries) outstanding as of such date.

        "Receivables Subsidiary" means a Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Permitted Securitization Program), (ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course in connection with a Permitted Securitization Program or (iii) subjects any property or asset of the Company or any Restricted Subsidiary of the Company (other than accounts receivable and related assets as provided in the definition of "Permitted Securitization Program"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course in connection with a Permitted Securitization Program, (b) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course in connection with servicing accounts receivable and (c) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Receivables Subsidiary's financial condition or cause such Receivables Subsidiary to achieve certain levels of operating results.

        "Registration Rights Agreement" means that certain Registration Rights Agreement to be entered into as of the Issue Date in connection with the exchange offers, among the Company, Goldman, Sachs & Co., Banc of America Securities LLC and Deutsche Bank Securities Inc.

        "Regulation S" means Regulation S promulgated under the Securities Act.

        "Regulation S Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

        "Required Junior Lien Debtholders" means, at any time, the holders of a majority in aggregate principal amount of all Junior Lien Debt then outstanding, calculated in accordance with Section 7.2 of the Collateral Trust Agreement. For purposes of this definition, Junior Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

        "Responsible Officer," when used with respect to the Trustee, means any officer within the Trust and Securities Services group of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

        "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary.

        "Rule 144" means Rule 144 promulgated under the Securities Act.

        "Rule 144A" means Rule 144A promulgated under the Securities Act.

        "Rule 903" means Rule 903 promulgated under the Securities Act.

        "Rule 904" means Rule 904 promulgated under the Securities Act.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale of Collateral" means any Asset Sale involving a sale or other disposition of Collateral.

        "Sale of a Guarantor" means any Asset Sale involving a sale or other disposition of the Capital Stock of a Guarantor.

        "SEC" means the Securities and Exchange Commission.

        "Secured Debt" means Priority Lien Debt and Junior Lien Debt.

        "Secured Debt Cap" means $1,050.0 million.

        "Secured Debt Documents" means the Priority Lien Documents and the Junior Lien Documents.

        "Secured Debt Representative" means each Priority Lien Representative and Junior Lien Representative.

        "Secured Obligations" means Junior Lien Obligations and Priority Lien Obligations.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Security Documents" means the Collateral Trust Agreement, the GE Intercreditor Agreement, any ABL Intercreditor Agreement, each Lien Sharing and Priority Confirmation, the Pledge Agreements and all security agreements, pledge agreements, mortgages, deeds of trust, collateral assignments, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section
7.1 of the Collateral Trust Agreement.

         "Series of Junior Lien Debt" means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained.

        "Series of Priority Lien Debt" means, severally, the First Lien Notes and any additional First Lien Notes, any Credit Facility or other Indebtedness that constitutes Priority Lien Debt.

        "Series of Secured Debt" means each Series of Junior Lien Debt and each Series of Priority Lien Debt.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

        "Special Dividends" has the meaning given to such term in the Registration Rights Agreement.

        "Specified Reserves and Accruals" means amounts reserved, accrued or paid for cost reduction actions associated with a particular Asset Sale, as specified in an Officers' Certificate delivered to the Trustee; provided that any such amounts so reserved or accrued that are not actually paid within eighteen months of the closing of such Asset Sale will no longer be considered "Specified Reserves and Accruals" hereunder and will be deemed to constitute Net Proceeds of such Asset Sale received on the closing date thereof.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

        (1) any corporation, association, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or membership or other Equity Interests entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

        (2) any partnership a general partner or managing general partner of which is such Person or a Subsidiary of such Person.

        "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. sec 77aaa-77bbbb).

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to September 15, 2012; provided, however, that if the period from the redemption date to September 15, 2012, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trustee" means Deutsche Bank Trust Company Americas, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

        "UCC" means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

        "Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

        "Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

        "Unrestricted Subsidiary" means (A) any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors or (B) any Subsidiary of an Unrestricted Subsidiary, but only to the extent that such
Subsidiary:

        (1) has no Indebtedness other than Non-Recourse Debt;

        (2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

        (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

        (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

        "U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

        "U.S. Receivables Securitization Program" means any U.S. receivables securitization program of the Company with respect to (i) a Receivables Subsidiary that is a Domestic Subsidiary or (ii) transfers by the Company or the Guarantors of assets that would be ABL Collateral if such assets were not subject to a Permitted Securitization Program.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

        (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

        (2) the then outstanding principal amount of such Indebtedness.

Section 1.02 Other Definitions.

                                                                 Defined in
Term                                                                Section
----                                                             -----------
"Affiliate Transaction"                                                4.11
"Asset Sale Offer"                                                     3.09
"Authentication Order"                                                 2.02
"Change of Control Offer"                                              4.15
"Change of Control Payment"                                            4.15
"Change of Control Payment Date"                                       4.15
"Collateral Proceeds Account"                                          4.10
"Covenant Defeasance"                                                  8.03
"DTC"                                                                  2.03
"Event of Default"                                                     6.01
"Excess Proceeds"                                                      4.10
"incur"                                                                4.09
"Legal Defeasance"                                                     8.02
"Offer Amount"                                                         3.09
"Offer Period"                                                         3.09
"Paying Agent"                                                         2.03
"Permitted Debt"                                                       4.09
"Payment Default"                                                      6.01
"Purchase Date"                                                        3.09
"Registrar"                                                            2.03
"Restricted Payments"                                                  4.07

Section 1.03 [Intentionally Omitted].

Section 1.04 Rules of Construction.

        Unless the context otherwise requires:

        (1) a term has the meaning assigned to it;

        (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

        (3) "or" is not exclusive;

        (4) words in the singular include the plural, and in the plural include the singular;

        (5) "will" shall be interpreted to express a command;

        (6) provisions apply to successive events and transactions; and

        (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections of or rules adopted by the SEC from time to time.


                                  ARTICLE 2
                                  THE NOTES

Section 2.01 Form and Dating.

        (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes will be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern and be controlling.

        (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each will provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02 Execution and Authentication.

        At least one Officer must sign the Notes for the Company by manual or facsimile signature.

        If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

        A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee will, upon receipt of a written order of the Company signed by at least one Officer (an "Authentication Order"), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

        The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent").
The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

        The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company may change the Depositary at any time without notice to any Holder, but the Company will notify the Trustee of the name and address of any new Depositary.

        The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

        The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

        The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06 Transfer and Exchange.

        (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

        (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

        (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

        (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

        Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

        (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

        (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

        (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

        (A) both:

        (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

        (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

        (B) both:

        (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

        (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

<PAAGE> 38

        (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

        (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

        (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

        (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

        (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

        (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

        (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.
        Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

        (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

        (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

        (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

        (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

        (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

        (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

        (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

        (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

        (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
(3)(c) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the

Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

        (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

        (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

        (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

        (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

        (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

        (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

        (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

        (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

        (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

        (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

        (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

        (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
(3)(c) thereof,

the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

        (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

        (A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

        (B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        Upon satisfaction of the conditions of any of the subparagraphs in this
Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

        (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

        If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section
2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

        (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

        (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

        (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

        (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

        (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

        (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

        (A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

        (B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

        (f) [Intentionally Omitted].

        (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

        (1) Private Placement Legend.

        (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE NOTES EVIDENCED HEREBY HAVE NOT BEEN AND ARE NOT EXPECTED TO BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ''SECURITIES ACT'') AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)
(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE AND PROVIDED THAT PRIOR TO SUCH TRANSFER, THE TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

        (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

        (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL
 NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

        (3) Original Issue Discount Legend. Each Note will bear a legend in substantially the following form:

"THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS NOTE, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THE NOTE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO COMPANY AT THE FOLLOWING ADDRESS: UNISYS CORPORATION, UNISYS WAY, BLUE BELL, PENNSYLVANIA 19424, ATTENTION: TREASURER."

        (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.
At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

        (i) General Provisions Relating to Transfers and Exchanges.

        (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar's request.

        (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10,
4.15 and 9.05 hereof).

        (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

        (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

        (5) Neither the Registrar nor the Company will be required:

        (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

        (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

        (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

        (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

        (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

        (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile with originals to follow by mail delivery.

Section 2.07 Replacement Notes.

        If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

        Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

        The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

        If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

        If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

        If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.
        Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

        Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

        If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                  ARTICLE 3
                           REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

        If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

        (1) the clause of this Indenture pursuant to which the redemption shall occur;

        (2) the redemption date;

        (3) the principal amount of Notes to be redeemed; and

        (4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

        (a) If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (or, in the case of Notes issued in global form pursuant to Article 2 hereof, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

        (b) No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Notices of redemption shall not be conditional.

        (c) If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

        (d) In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

        (e) The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

        (a) Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

        (b) The notice will identify the Notes to be redeemed and will state:

        (1) the redemption date;

        (2) the redemption price;

        (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

        (4) the name and address of the Paying Agent;

        (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

        (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

        (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

        (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        (c) At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b) hereof.

Section 3.04 Effect of Notice of Redemption.

        Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

        (a) One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased.

        (b) If the Company complies with the provisions of Section 3.05(a) hereof, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.5(a) hereof, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

        Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

        (a) At any time prior to September 15, 2012, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 114.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds from one or more Equity Offerings; provided that:

        (1) at least 65% of the aggregate principal amount of Initial Notes (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

        (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        (b) At any time prior to September 15, 2012, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

        (c) Except pursuant to subsections (a) and (b) of this Section 3.07, the Notes will not be redeemable at the Company's option prior to September 15, 2012.

        (d) On or after September 15, 2012, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on September 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year                                                         Percentage
----                                                         ----------
2012                                                          107.1250%
2013                                                          103.5625%
2014 and thereafter                                            100.000%

        Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

        (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.


Section 3.09 Offer to Purchase by Application of Excess Proceeds.

        In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it will follow the procedures specified below.

        The Asset Sale Offer shall be made to all Holders and all holders of Junior Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company will apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other Junior Lien Debt (on a pro rata basis based on the principal amount of Notes and such other Junior Lien Debt surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Junior Lien Debt tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

        If any Excess Proceeds remain after consummation of an Asset Sale Offer in respect of the Notes, such other Junior Lien Debt described above, and in respect of the First Lien Notes and any Priority Lien Debt as required by
Section 4.10(f) hereof, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.

        If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

        Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

        (1) that the Asset Sale Offer is being made pursuant to this Section
3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

        (2) the Offer Amount, the purchase price and the Purchase Date;

        (3) that any Note not tendered or accepted for payment will continue to accrue interest;

        (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

        (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

        (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

        (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

        (8) that, if the aggregate principal amount of Notes and other Junior Lien Debt surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other Junior Lien Debt to be purchased on a pro rata basis based on the principal amount of Notes and such other Junior Lien Debt surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

        (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

        On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

        Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                  ARTICLE 4
                                  COVENANTS

Section 4.01 Payment of Notes.

        The Company will pay or cause to be paid the principal of, premium on, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

Section 4.02 Maintenance of Office or Agency.

        The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

        (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

        (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

        (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports; provided, however, that the Company will not be required to provide any financial information pursuant to Rule 3-10 or Rule 3-16 of Regulation S-X promulgated under the Securities Act. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. Notwithstanding the foregoing, the availability of the reports referred to in clauses (1) and (2) above on the SEC's Electronic Data-Gathering, Analysis and Retrieval system (or any successor system) and the Company's website within the time periods specified in the rules and regulations applicable to such reports will be deemed to satisfy the Company's delivery obligation.

        (b) If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in Section 4.03(a) hereof with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in Section 4.03(a) hereof on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

        (c) In addition, the Company agrees that, for so long as any Notes remain outstanding, if at any time the Company is not required to file with the SEC the reports required by Section 4.03(a) hereof, the Company will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

        (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that in the course of the performance by the signers of their duties as officers of the Company, the signers would normally have knowledge of any Default or Event of Default and that the Officers do not know of Default or Event of Default that occurred during such period (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, or interest, if any, on, the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

        (b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, as soon as possible after the Company becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

        The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

        The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

        (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

        (1) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the
 Company);

        (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

        (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is unsecured or contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

        (4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

        (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

        (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in Section 4.09(a) hereof; and

        (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since December 11, 2007 (excluding Restricted Payments permitted by clauses (2)-
(14) of Section 4.07(b) hereof), is less than the sum, without duplication, of:

        (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from October 1, 2007 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

        (B) 100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Company after December 11, 2007 as a contribution to its equity capital or from the issue or sale of Qualifying Equity Interests of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into or exchanged for Qualifying Equity Interests of the Company (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company); plus

        (C) 100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received from the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments by the Company or its Restricted Subsidiaries when made, in each case after December 11, 2007; plus

        (D) to the extent that any Unrestricted Subsidiary of the Company designated as such after December 11, 2007 is redesignated as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Company's Restricted Investment in such Subsidiary as of the date of such redesignation; Plus

        (E) 100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received from the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent such Investment constituted a Permitted Investment) or of any dividends or distributions received by the Company after December 11, 2007 from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

        (b) The provisions of Section 4.07(a) hereof will not prohibit:

        (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

        (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be Qualifying Equity Interests for purposes of Section 4.07(a)(3)(B) hereof;

        (3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee or any Indebtedness of the Company or any Guarantor that is unsecured, with the net cash proceeds from a substantially concurrent incurrence of Indebtedness that is permitted to be incurred pursuant to Section 4.09 hereof and constitutes Permitted Refinancing Indebtedness;

        (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any current or former officer, director, employee or consultant of the Company or any of its Subsidiaries (or any permitted transferees of such Persons) pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement, or other management or employee benefit plan or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period; plus the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after December 11, 2007, less the amount of any Restricted Payments previously made with the cash proceeds described in this proviso of this clause (4);

        (5) the repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants;

        (6) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company issued on or after the Issue Date or any class or series of preferred stock of any Restricted Subsidiary of the Company issued in accordance with
Section 4.09 hereof;

        (7) the payment of Special Dividends pursuant to the Registration Rights Agreement;

        (8) cash payments in lieu of the issuance of fractional shares in an aggregate amount not to exceed $10.0 million since the Issue Date;

        (9) the repayment of intercompany debt, the incurrence of which was permitted pursuant to Section 4.09 hereof;

        (10) payments made in satisfaction of change of control obligations with respect to subordinated or unsecured Obligations; provided that the Company concurrently fulfills its obligations under Section 4.15 hereof;

        (11) payments made in satisfaction of an asset sale offer with respect to subordinated or unsecured Obligations; provided that the Company concurrently fulfills its obligations under Section 4.10 hererof;

        (12) distributions or payments of commissions, discounts and other fees and charges incurred in connection with any Permitted Securitization Program;

        (13) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Existing Notes; and

        (14) other Restricted Payments (except for the declaration and payment of any dividend to holders of common stock or the repurchase, redemption or other acquisition or retirement for value of any common stock) in an aggregate amount not to exceed $100.0 million since the Issue Date, provided, however, that at the time of, and after giving effect to, any Restricted Payment under clause (14) of this Section 4.07(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        (c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities in excess of $25.0 million (other than cash or Cash Equivalents) that are required to be valued by this
Section 4.07 will be determined by the Board of Directors of the Company.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

        (a) The Company will not directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

        (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

        (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

        (3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

        (1) agreements or instruments as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements or instruments;

        (2) the Note Documents and the Note Guarantees;

        (3) applicable law, rule, regulation or order;

        (4) any agreement or instrument of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such agreement or instrument was entered into or created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

        (5) customary non-assignment provisions in leases, licenses and other contracts entered into in the ordinary course of business;

        (6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of
Section 4.08(a) hereof;

        (7) any agreement for the sale or other disposition of assets that contains customary restrictions pending its sale or other disposition, including restrictions on distributions by a Restricted Subsidiary pending its sale or other disposition;

        (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

        (9) Liens permitted to be incurred under this Indenture that limit the right of the debtor to dispose of the assets subject to such Liens;

        (10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

        (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

        (12) any agreement or instrument governing Indebtedness, Disqualified Stock or preferred stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to Section 4.09 hereof;

        (13) any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement or instrument referred to in clauses (1), (4), (6) or (12) of this Section 4.08(b) or this clause (13); provided, however, that the encumbrances and restrictions contained in any such agreement or instrument are not materially more restrictive, taken as a whole, than the encumbrances and restrictions contained in such agreements referred to in clauses (1), (4), (6) or (12) of this Section 4.08(b) on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

        (14) any organizational document or any agreement or arrangement relating to any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary;

        (15) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Permitted Securitization Program; provided that such restrictions apply only to such Receivables Subsidiary;

        (16) Priority Lien Debt, Junior Lien Debt or Permitted ABL Debt that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred under Section 4.09 hereof and Section 4.12 hereof; and

        (17) any agreement or arrangement evidencing Indebtedness or other obligations in an aggregate amount not to exceed $25.0 million at any time outstanding.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

        (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Guarantor may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        (b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

        (1) the incurrence by the Company or any of its Restricted Subsidiaries of Priority Lien Debt, Junior Lien Debt or unsecured Indebtedness, under letters of credit or any one or more indentures or other Credit Facilities, in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed (as of any date of incurrence of Indebtedness under this clause
(1) and after giving pro forma effect to the application of any net proceeds therefrom within 35 days of the date of such incurrence) the Priority Lien Cap;

        (2) the incurrence by the Company or any of its Restricted Subsidiaries of Junior Lien Debt or unsecured Indebtedness, under letters of credit or any one or more indentures or other Credit Facilities, in an aggregate principal amount at any one time outstanding under this clause (2) not to exceed (as of any date of incurrence of Indebtedness under this clause (2) and after giving pro forma effect to the application of any net proceeds therefrom within 35 days of the date of such incurrence) $550.0 million;

        (3) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted ABL Debt, or unsecured Indebtedness, under letters of credit or any one or more indentures or other Credit Facilities, in an aggregate principal amount at any one time outstanding under this clause (3) not to exceed (as of any date of incurrence of Indebtedness under this clause (3) and after giving pro forma effect to the application of any net proceeds therefrom within 35 days of the date of such incurrence) the Permitted ABL Lien Total Cap; provided that the aggregate principal amount of Permitted ABL Debt of the Company and its Domestic Subsidiaries at any one time outstanding under this clause (3) shall not exceed the Permitted ABL Lien U.S. Cap;

        (4) the incurrence by the Company or any of its Restricted Subsidiaries of the Existing Indebtedness (other than letters of credit in existence on the Issue Date, which will be deemed to be incurred under clause (22) below);

        (5) the incurrence by any Guarantor of the Note Guarantees to be issued on the Issue Date or pursuant to Section 4.16 hereof;

        (6) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (6), not to exceed the greater of
(a) $75.0 million and (b) 2.5% of the consolidated total assets of the Company and its Restricted Subsidiaries (measured at the time of such incurrence);

        (7) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness, Disqualified Stock or preferred stock, including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay accrued interest, fees and expenses, including premiums, incurred in connection therewith (other than intercompany Indebtedness, Disqualified Stock or preferred stock) that was permitted by this Indenture to be incurred under
Section 4.09(a) hereof or clauses (4)-(7), (14), (15) or (23) of this Section 4.09(b);

        (8) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

        (A) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or such Guarantor's Note Guarantee, in the case of a Guarantor; and

        (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (8);

        (9) the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

        (A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

        (B) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (9);

        (10) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

        (11) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes or any Note Guarantee, then the guarantee must be subordinated or pari passu, as applicable, to the Notes and/or such Note Guarantee, as applicable, to the same extent as the Indebtedness guaranteed;

        (12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance, bid, appeal, surety and customs bonds, completion guarantees and similar obligations in the ordinary course of business;

        (13) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

        (14) the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause
(14), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $75.0 million;

        (15) Indebtedness or preferred stock of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of or was otherwise acquired by the Company); provided that the aggregate principal amount at any time outstanding pursuant to this clause
(15), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), does not exceed $50.0 million;

        (16) the incurrence by a Receivables Subsidiary of Indebtedness in a Permitted Securitization Program that is without recourse to the Company or to any of its other Restricted Subsidiaries or their assets (other than such Receivables Subsidiary and its assets and, as to the Company or any of its Subsidiaries, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any such Person, in an aggregate amount at any one time outstanding under this clause
(16) not to exceed $200.0 million as of the date of such incurrence;

        (17) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of the Company or any business, assets or Capital Stock of a Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

        (18) Indebtedness consisting of Indebtedness issued by the Company or a Restricted Subsidiary to any current or former officer, director, employee or consultant of the Company or any of its Subsidiaries (or any permitted transferees of such persons), in each case to finance the purchase or redemption of Equity Interests of the Company to the extent described in
Section 4.07(b)(4) hereof;

        (19) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and its Restricted Subsidiaries;

        (20) Indebtedness incurred by a Restricted Subsidiary of the Company in connection with bankers' acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm's length commercial terms on a recourse basis;

        (21) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

        (22) the incurrence by the Company or any of its Restricted Subsidiaries of letters of credit in existence on the Issue Date and additional letters of credit in an aggregate principal amount at any one time outstanding under this clause (22) not to exceed $250.0 million (with such letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder); and

        (23) the incurrence or issuance by the Company or any of its Restricted Subsidiaries of additional Indebtedness (including letters of credit and reimbursement obligations with respect thereto), Disqualified Stock or preferred stock in an aggregate principal amount (or accreted value or amount, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (23), not to exceed the greater of (a) $250.0 million or (b) 5.0% of the consolidated total assets of the Company and its Restricted Subsidiaries (measured at the time of such incurrence).

        (c) The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

        Notwithstanding any of the foregoing to the contrary, the Company will not issue, and will not permit any Guarantor to issue, any Series of Priority Lien Debt with a maturity date on or prior to October 15, 2014, or any Series of Junior Lien Debt with a maturity date on or prior to September 15, 2015, to any Person who is, at the time of issuance of such Priority Lien Debt or Junior Lien Debt, as applicable either (i) an Affiliate of a beneficial owner of Existing Notes in exchange for any of such beneficial owner's Existing Notes or
(ii) a beneficial owner of Existing Notes either for cash or in exchange for any such Existing Notes. If the Company or any Guarantor issues (x) Priority Lien Debt with a maturity date on or prior to October 15, 2014 or (y) Junior Lien Debt with a maturity date on or prior to September 15, 2015, to any Person, the Company or such Guarantor shall, prior to issuing such Priority Lien Debt or Junior Lien Debt, as applicable, obtain a confirmation from such Person that such Person does not beneficially own any Existing Notes.

        (d) For purposes of determining compliance with this Section 4.09,

        (1) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (23) of Section 4.09(b) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this
Section 4.09; provided that the First Lien Notes issued on the Issue Date will be deemed to be outstanding under Section 4.09(b)(1) hereof and the Initial Notes will be deemed to be outstanding under Section 4.09(b)(2) hereof;

        (2) at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.09(a) and 4.09(b) hereof (except with respect to the Initial Notes and the First Lien Notes issued on the Issue Date, as provided in Section 4.09(d)(1) above);

        (3) letters of credit will be deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder;

        (4) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included; and

        (5) with respect to any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        (e) The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Consolidated Interest Expense of the Company as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary of the Company may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        (f) The amount of any Indebtedness outstanding as of any date will be:

        (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

        (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

        (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

        (A) the Fair Market Value of such assets at the date of determination;
And

        (B) the amount of the Indebtedness of the other Person.

Section 4.10 Asset Sales.

        (a)	The Company will not, and will not permit any of its Restricted
Subsidiaries to, consummate an Asset Sale unless:

        (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

        (2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

        (A) any liabilities, as shown on the most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets;

        (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are, within 180 days following the closing of the related Asset Sale, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;

        (C) any stock or assets of the kind referred to in clauses (6), (7) or
(8) of  Section 4.10(b) hereof; and

        (D) except in the case of an Asset Sale that constitutes a Sale of Collateral or a Sale of a Guarantor, any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (D) that is at that time outstanding (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), not to exceed 5% of the consolidated total assets of the Company and its Restricted Subsidiaries (measured at the time of the receipt of such Designated Non-cash Consideration); and

        (3) in the case of an Asset Sale that constitutes a Sale of Collateral or a Sale of a Guarantor, the Company (or the applicable Guarantor, as the case may be) deposits the Net Proceeds therefrom as collateral in a segregated account or accounts (a "Collateral Proceeds Account") held by the Collateral Trustee or its agent to secure all Secured Obligations pursuant to arrangements reasonably satisfactory to the Collateral Trustee; provided that the obligations under this clause (3) shall be suspended for so long as (a) no Default or Event of Default has occurred and is continuing and (b) the Company has a long-term issuer credit rating of B+ or better from S&P and a long-term obligations rating of B1 or better from Moody's (or, if either such entity ceases to rate the Company for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency).

        (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale other than a Sale of Collateral or a Sale of a Guarantor, the Company (or the applicable Restricted Su bsidiary, as the case may be) may apply an amount equal to such Net Proceeds:
        (1) to repay Priority Lien Debt and, if such Priority Lien Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

        (2) to repay any Indebtedness secured by a Permitted Prior Lien;

        (3) to repay Indebtedness and other Obligations of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary;

        (4) to repurchase, redeem or defease Existing Indebtedness which has a final maturity date (as in effect on the Issue Date) on or prior to September 15, 2015;

        (5) to repay other Indebtedness of the Company (excluding Junior Lien Debt, any Indebtedness owed to a Restricted Subsidiary of the Company or any Indebtedness that is contractually subordinated to the Notes); provided that the Company shall equally and ratably repay the First Lien Notes as provided in
Section 3.07 of the indenture governing the First Lien Notes, or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of First Lien Notes to purchase the First Lien Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of First Lien Notes to the date of purchase;

        (6) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

        (7) to make a capital expenditure; or

        (8) to acquire other assets that are used or useful in a Permitted Business,

or enter into a binding commitment regarding clauses (6), (7) or (8) above; provided that if such acquisition or expenditure in respect of such binding commitment is not consummated on or before the 180th day following the aforementioned 360-day period, and the Company or such Restricted Subsidiary shall not have otherwise applied an amount equal to such Net Proceeds pursuant to clauses (1)-(8) of this Section 4.08(b) on or before such 180th day, such binding commitment shall be deemed not to have been a permitted application of Net Proceeds.

        (c) Within 360 days after the receipt of any Net Proceeds from an Asset Sale that constitutes a Sale of Collateral or a Sale of a Guarantor, the Company (or the applicable Guarantor, as the case may be) may apply an amount equal to such Net Proceeds:

        (1) in the case of the sale of Collateral that constitutes ABL Collateral, to repay Permitted ABL Debt and related Permitted ABL Debt Obligations, if any;

        (2) to purchase other long-term assets that would constitute Collateral;

        (3) to purchase Capital Stock of another Permitted Business if, after giving effect to such purchase, the Permitted Business becomes a Guarantor or is merged into or consolidated with the Company or any Guarantor;

        (4) to make a capital expenditure with respect to assets that constitute Collateral;

        (5) to acquire other assets that are used or useful in a Permitted Business and that would constitute Collateral;

        (6) to repay Priority Lien Debt and, if such Priority Lien Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; provided that unless such Priority Lien Debt has a maturity date earlier than October 15, 2014 and was incurred to refinance, repurchase, redeem or defease any Existing Notes, the Company shall equally and ratably repay the First Lien Notes as provided in Section 3.07 of the indenture governing the First Lien Notes, or by making an offer (in accordance with the procedures set forth in Section 3.09 of the indenture governing the First Lien Notes) to all Holders of First Lien Notes to purchase the First Lien Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes to the date of purchase; or

        (7) to repurchase, redeem or defease Existing Notes or to repay any replacement financing thereof with a maturity date prior to September 15, 2015, if after giving effect to such use of Net Proceeds, the Incremental Priority Lien Capacity is greater than zero, or enter into a binding commitment regarding clauses (2)-(5) above; provided that if such acquisition or expenditure in respect of such binding commitment is not consummated on or before the 180th day following the aforementioned 360-day period, and the Company or such Restricted Subsidiary shall not have otherwise applied an amount equal to such Net Proceeds pursuant to clauses (1)-
(5) of this paragraph on or before such 180th day, such binding commitment shall be deemed not to have been a permitted application of Net Proceeds. Notwithstanding any of the foregoing to the contrary, no amounts shall be released from the Collateral Proceeds Account pursuant to this Section 4.10(c) until the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that the release of such amounts and the application thereof complies with the Indenture.

        (d) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swap, unless: (1) in the event such Asset Swap involves the transfer by the Company or any of its Restricted Subsidiaries of assets having an aggregate Fair Market Value in excess of $50.0 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company; and (2) in the case of an Asset Swap involving a sale or exchange of Collateral, the assets that are purchased with or obtained in exchange for the Collateral also constitute Collateral.

        (e) Pending the final application of an amount equal to any Net Proceeds (other than Net Proceeds from any Sale of Collateral or Sale of a Guarantor held in the Collateral Proceeds Account), the Company may temporarily reduce revolving credit borrowings, if any, or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

        (f) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) and (c) hereof will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds (including any Excess Proceeds held in the Collateral Proceeds Account) exceeds $75.0 million, within five days thereof, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Secured Debt containing provisions similar to those set forth in this Indenture and the indenture governing the First Lien Notes with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase:

        first, the maximum principal amount of First Lien Notes and other Priority Lien Debt containing such provisions that may be purchased out of the Excess Proceeds; and
        second, to the extent of any remaining Excess Proceeds, the maximum principal amount of Notes and other Junior Lien Debt containing such provisions that may be purchased out of the remaining Excess Proceeds.

      The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture and the indenture governing the First Lien Notes. If the aggregate principal amount of Notes and other Junior Lien Debt tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds available for payments to holders of Junior Lien Debt, the Trustee will select the Notes to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        (g) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

        (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company involving aggregate payments of consideration in excess of $25.0 million (each, an "Affiliate Transaction"), unless:

        (1) the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

        (2) in the event of any Affiliate Transaction or series of related Affiliate Transactions involving the transfer by the Company or any of its Restricted Subsidiaries of assets having an aggregate Fair Market Value in excess of (a) $50.0 million, the terms of such Affiliate Transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of the Board of Directors of the Company and (b) $75.0 million, an opinion as to the fairness to the Company or the relevant Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

        (1) any agreement, arrangement or transaction with a current or former officer, director, employee or consultant of the Company or any of its Restricted Subsidiaries relating to compensation, perquisites or indemnities, including without limitation any employment agreement, employee benefit plan, officer or director indemnification agreement, consultant agreement or any similar arrangement, entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

        (2) transactions between or among the Company and/or its Restricted Subsidiaries;

        (3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

        (4) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

        (5) Restricted Payments that do not violate Section 4.07 hereof;

        (6) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary in connection with a Permitted Securitization Program and transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

        (7) loans or advances to, or Guarantees of Indebtedness of, employees, officers or directors made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate amount not in excess of $15.0 million with respect to all loans, advances or Guarantees made since the Issue Date;

        (8) transaction or series of related transactions in which the Company or any Restricted Subsidiary delivered to the Trustee a letter issued by an accounting, appraisal or investment banking firm of national standing as to the fairness to the Company or such Restricted Subsidiary of such transaction or series of related transactions from a financial point of view or that such transaction or series of related transactions are not materially less favorable to the Company or the relevant Restricted Subsidiary, taken as a whole, than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

        (9) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the Company, such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

        (10) payments by the Company and its Restricted Subsidiaries pursuant to tax sharing agreements among the Company and its Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Company and its Restricted Subsidiaries; and

        (11) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders of Notes when taken as a whole as compared to the applicable agreement as in effect on the Issue Date).

Section 4.12 Liens.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.

Section 4.13 [Intentionally Omitted].

Section 4.14 Corporate Existence.

        Subject to Article 5 and Section 11.04 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

        (1) its corporate existence, and the corporate, partnership or other existence of each of its Guarantors, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Guarantor; and

        (2) the rights (charter and statutory), licenses and franchises of the Company and its Guarantors;

; provided, however, that the Company shall not be required to preserve any such right, license or franchise of any of the Guarantors, or the corporate, partnership or other existence of any of the Guarantors, if in the judgment of the Company the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15 Offer to Repurchase Upon Change of Control.

        (a) If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder's Notes pursuant to a Change of Control Offer (a "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder:

        (1) describing the transaction or transactions that constitute the Change of Control and offering to repurchase such Holder's Notes at a purchase price equal to the Change of Control Payment; and

        (2) stating the repurchase date, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

        (b) On the Change of Control Payment Date, the Company will, to the extent lawful:

        (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

        (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; And

        (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

        The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.

        (c) Notwithstanding anything to the contrary contained herein, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section
3.03 hereof, unless and until there is a default in payment of the applicable redemption price.

        (d) Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Section 4.16 Additional Note Guarantees.

        If the Company or any of its Restricted Subsidiaries acquires or creates another Material Domestic Subsidiary after the Issue Date, or if any Subsidiary that is not a Material Domestic Subsidiary becomes a Material Domestic Subsidiary after the Issue Date, then that acquired, created or other new Material Domestic Subsidiary shall become a Guarantor and the Company will cause such acquired, created or other new Material Domestic Subsidiary to provide a Note Guarantee pursuant to a supplemental indenture and, if applicable, execute Security Documents, in each case in form and substance reasonably satisfactory to the Trustee and deliver an Opinion of Counsel reasonably satisfactory to the Trustee within 20 Business Days of the date on which it was acquired, created or became a Material Domestic Subsidiary to the effect that such supplemental indenture and, if applicable, such Security Documents, have been duly authorized, executed and delivered by that Material Domestic Subsidiary and each constitutes a valid and binding agreement of that Material Domestic Subsidiary, each enforceable in accordance with its terms (subject to customary exceptions). The form of such supplemental indenture is attached as Exhibit F hereto.

Section 4.17 Designation of Restricted and Unrestricted Subsidiaries.

        The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

        Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period or the Company would have an Interest Coverage Ratio greater than the Interest Coverage Ratio for the Company immediately prior to such designation; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.18 Changes in Covenants When Notes Rated Investment Grade.

        If on any date following the Issue Date:

        (1) the Notes are rated BBB- or better by S&P and Baa3 or better by Moody's (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency); and

        (2) no Default or Event of Default shall have occurred and be continuing,

then, beginning on such date and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.17 and 5.01(a)(4) of this Indenture will no longer be applicable to the Notes; provided, however, that those provisions of Section 4.10 relating to the Sale of Collateral or the Sale of a Guarantor and the application of the proceeds therefrom will remain in full force and effect and will not be suspended.

Section 4.19 Rights of Notes Relative to Other Series of Secured Debt

      For so long as any Notes remain outstanding, in the event the Company or any of its Affiliates pays a consent fee to holders of any other Series of Junior Lien Debt in connection with the amendment, modification, supplement or waiver of any covenants included in such other Series of Junior Lien Debt, the Company shall pay Holders of Notes (for each $1,000 principal amount of Notes) an amount equal to the consent fees that are paid for each $1,000 principal amount of such other Series of Junior Lien Debt. Such amounts, without interest, would be paid to Holders of record of Notes on the first interest payment date following the payment of such consent fees.

                                  ARTICLE 5
                                  SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

        (a) The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey, or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

        (1) either:

        (A) the Company is the surviving corporation; or

        (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

        (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Note Documents pursuant to agreements reasonably satisfactory to the Trustee;

        (3) immediately after such transaction, no Default or Event of Default exists;

        (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period:

        (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in Section 4.09(a) hereof; or

        (B) have had an Interest Coverage Ratio equal to or greater than the actual Interest Coverage Ratio for the Company immediately prior to such transaction; and

        (5) the Company or the surviving entity, as the case may be, delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, conveyance or other disposition and the supplemental indenture, if any, comply with this Indenture.

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person.

        (b) This Section 5.01 will not apply to:

        (1) a merger of the Company with an Affiliate solely for the purpose of reorganizing the Company in another jurisdiction; or

        (2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries that are Guarantors.

Section 5.02 Successor Corporation Substituted.

        Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium on, if any, or interest, if any, on, the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                  ARTICLE 6
                            DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

        (a) Each of the following is an "Event of Default":

        (1) default for 30 days in the payment when due of interest on the Notes;

        (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

        (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.15 or 5.01 hereof;

        (4) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 4.10 hereof for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

        (5) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 4.03 hereof for 120 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

        (6) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements or covenants in this Indenture;

        (7) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

        (A) is caused by a failure to pay principal on such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods provided in such Indebtedness (a "Payment Default"); or

        (B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

        (8) failure by the Company or any of its Significant Subsidiaries to pay final judgments with respect to which no appeal may be or has been taken, entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed, for a period of 60 days, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

        (9) the occurrence of any of the following:

                (a) any Secured Debt Document is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, other than in accordance with the terms of the relevant Secured Debt Document and this Indenture; provided, that it will not be an Event of Default under this clause 9(a) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Priority Lien or Permitted ABL Lien purported to be granted under such Security Documents on Collateral ceases to be enforceable or perfected; or

                (b) except as permitted by this Indenture, any Junior Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $50.0 million ceases to be an enforceable and perfected second-priority Lien, subject only to Priority Liens and Permitted Prior Liens; or

                (c) the Company or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any Guarantor set forth in or arising under any Secured Debt Document;

        (10) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

        (A) commences a voluntary case,

        (B) consents to the entry of an order for relief against it in an involuntary case,

        (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

        (D) makes a general assignment for the benefit of its creditors, or

        (E) generally is not paying its debts as they become due;

        (11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

        (A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

        (B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

        (C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;
or

        (12) except as permitted by this Indenture or the indenture governing the First Lien Notes, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee.

        (b) In the event of any Event of Default specified in clause (7) of
Section 6.01(a) hereof, such Event of Default and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

        (1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

        (2) Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

        (3) the default that is the basis for such Event of Default has been cured.

Section 6.02 Acceleration.

        In the case of an Event of Default specified in clause (10) or (11) of
Section 6.01(a) hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided that so long as any Indebtedness permitted to be incurred pursuant to this Indenture under a bank facility providing for term loans or revolving loans shall be outstanding, no such acceleration shall be effective until the earlier of (1) the acceleration of such Indebtedness under such bank facility or (2) five Business Days after the giving of written notice of such acceleration to the Company and the administrative agent (or any other agent or representative) with respect to such bank facility.

        Upon any such declaration, the Notes shall become due and payable immediately.

        The Holders of at least a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders of all the Notes, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium on, if any, or interest, if any, on the Notes that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may, subject to the Collateral Trust Agreement, pursue any available remedy to collect the payment of principal of, premium on, if any, or interest, if any, on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        Subject to the Collateral Trust Agreement, the Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

        The Holders of at least a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, interest, if any, on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of at least a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences pursuant to Section 6.02, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

        Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it consistent with the Collateral Trust Agreement. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

        No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

        (1) such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

        (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

        (3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

        (4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

        (5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

        A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note or holder of other Priority Lien Debt.

Section 6.07 Rights of Holders of Notes to Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest, if any, on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

        If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, or interest, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

        If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

        First:    to the Trustee, its agents and attorneys for amounts due
under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

        Second:    to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

        Third:    to the Company or to such party as a court of competent
jurisdiction shall direct.

        The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                  ARTICLE 7
                                   TRUSTEE

Section 7.01 Duties of Trustee.

        (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b) Except during the continuance of an Event of Default:

        (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

        (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

        (1) this paragraph does not limit the effect of paragraph (b) of this
Section 7.01;

        (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

        (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

        (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

        (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

        (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

        (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

        (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

        (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

        (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

Section 7.03 Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee's Disclaimer.

        The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

        If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 [Intentionally Omitted.]

Section 7.07 Compensation and Indemnity.

        (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        (b) The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

        (c) The obligations of the Company and the Guarantors under this
Section 7.07 will survive the satisfaction and discharge of this Indenture.

        (d) To secure the Company's and the Guarantors' payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest, if any, on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

        (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(10) or (11) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.

        (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

        (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

        (1) the Trustee fails to comply with Section 7.10 hereof;

        (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

        (3) a custodian or public officer takes charge of the Trustee or its property; or

        (4) the Trustee becomes incapable of acting.

        (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

        There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

                                  ARTICLE 8
                  LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

        The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

        (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.05 hereof;

        (2) the Company's obligations with respect to such Notes under
Article 2 and Section 4.02 hereof;

        (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

        (4) this Article 8 (excluding the provisions of this Article 8 with respect to Covenant Defeasance).

        Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.15, 4.16, 4.17, 4.18 and 4.19
and Section 5.01(a)(4) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3), (4), (5), (6), (7), (8),
(9) and (12) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

        (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

        (2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

        (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

        (B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the granting of Liens in connection therewith);

        (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the granting of Liens in connection therewith);

        (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

        (7) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, which opinion may be subject to customary assumptions and exclusions, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

        Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

        If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                  ARTICLE 9
                      AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

        Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:

        (1) to cure any ambiguity, defect or inconsistency;

        (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

        (3) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets, as applicable;

        (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder or surrender any right or power conferred upon the Company;

        (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

        (6) to conform the text of this Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of the "Description of New Secured Notes" section of the Company's Confidential Offering Circular and Consent Solicitation Statement dated June 30, 2009, relating to the initial offering of the Notes, to the extent that such provision in that "Description of New Secured Notes" was intended (as evidenced by an Officers' Certificate) to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees or the Security Documents;

        (7) to provide for the issuance of Additional Notes of the same series in accordance with the limitations set forth in this Indenture as of the Issue Date;

        (8) to provide for the appointment of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture or to provide for a successor or replacement Collateral Trustee under the Security Documents;

        (9) to make, complete, or conform any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents; or

        (10) to provide an additional Note Guarantee with respect to the Notes or to grant any Lien for the benefit of the Holders of the Notes.

        In addition, the Collateral Trustee and the Trustee may amend the Security Documents to add additional secured parties to the extent Liens securing obligations held by such parties are permitted under this Indenture and that after so securing any such additional secured parties, the amount of Priority Lien Debt does not exceed the Priority Lien Cap and the amount of Junior Lien Debt, either by itself or when taken together with all outstanding Priority Lien Debt, does not exceed the Secured Debt Cap.

        The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

        Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture or the Notes or the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or premium or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for, or purchase of, the Notes).

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

        It is not necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

        (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

        (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

        (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

        (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

        (5) make any Note payable in money other than that stated in the Notes;

        (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;

        (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);

        (8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

        (9) make any change in the preceding amendment and waiver provisions.

        Notwithstanding any of the foregoing to the contrary, any amendment to, or waiver of, the provisions of this Indenture that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding (but only to the extent any such consent is required under the Collateral Trust Agreement).

Section 9.03 [Intentionally Omitted.]

Section 9.04 Revocation and Effect of Consents.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

        The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                  ARTICLE 10
                           COLLATERAL AND SECURITY

Section 10.01 Equal and Ratable Sharing of Collateral by Holders of Secured
Debt.

        Notwithstanding: (1) anything to the contrary contained in the Security Documents; (2) the time of incurrence of any Series of Junior Lien Debt; (3) the order or method of attachment or perfection of any Liens securing any Series of Junior Lien Debt; (4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Junior Lien upon any Collateral; (5) the time of taking possession or control over any Collateral; (6) that any Junior Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (7) the rules for determining priority under any law governing relative priorities of Liens, all Junior Liens granted at any time by the Issuer or any Guarantor shall secure, equally and ratably, all present and future Junior Lien Obligations.

        The provisions in the immediately preceding paragraph are intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future holder of Junior Lien Obligations, each present and future Junior Lien Representative and the Collateral Trustee as holder of Junior Liens. The Junior Lien Representative of each future Series of Junior Lien Debt shall be required to deliver a Lien Sharing and Priority Confirmation to the Collateral Trustee and each other Junior Lien Representative at the time of incurrence of such Series of Junior Lien Debt.

Section 10.02 Ranking of Junior Liens.

        (a) Notwithstanding (1) anything to the contrary contained in the Security Documents; (2) the time of incurrence of any Series of Secured Debt;
(3) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt; (4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral; (5) the time of taking possession or control over any Collateral; (6) that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (7) the rules for determining priority under any law governing relative priorities of Liens, all Junior Liens at any time granted by the Company or any Guarantor shall be subject and subordinate to all Priority Liens securing Priority Lien Obligations.

        (b) the provisions described in Section 10.02(a) above are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Representative and the Collateral Trustee as holder of Priority Liens.

        (c) The Junior Lien Representative of each future Series of Junior Lien Debt, if any, shall deliver a Lien Sharing and Priority Confirmation to the Collateral Trustee and each Secured Debt Representative at the time of incurrence of such Series of Junior Lien Debt.

Section 10.03 Security Documents.

        (a) The due and punctual payment of the principal of, premium on, if any, and interest, on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest (to the extent permitted by law), on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, are secured as provided in the applicable Security Documents which the Company has entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of any applicable Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Trustee to enter into the Pledge Agreements, the Collateral Trust Agreement and any other applicable Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company will take, and will cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected second-priority Lien in and on all the Collateral, in favor of the Collateral Trustee for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no Liens other than Priority Liens and Permitted Prior Liens.

        (b) The Company and each of the Guarantors agrees to perform their respective obligations under the Security Documents, as the same may in effect from time to time, in accordance with the terms thereof.

Section 10.04 Release of Collateral.

        (a) The Collateral Trustee's Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee's Liens on the Collateral will terminate and be discharged:

        (1) upon satisfaction and discharge of this Indenture in accordance with the provisions set forth in Article 12;

        (2) upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with the provisions set forth in Article 8;

        (3) upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged; or

        (4) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions set forth in
Article 9.

        (b) The Collateral Trustee's Liens upon the Collateral will be released upon the terms and subject to the conditions set forth in Section 4.1 of the Collateral Trust Agreement.

Section 10.05 Certificates of the Company.

        (a) The Company will furnish to the Trustee and the Collateral Trustee, prior to each proposed release of Collateral pursuant to an Asset Sale, an Officers' Certificate, to the effect that such proposed release of Collateral is in compliance with the terms of the Note Documents. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provision the appropriate statements contained in such Officers' Certificate.

        (b) The Company will furnish to the Trustee and the Collateral Trustee, prior to each proposed release of Collateral from the Collateral Proceeds Account, an Officers' Certificate and an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such proposed release of Collateral is in compliance with the terms of the Note Documents. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provision the appropriate statements contained in such documents.

Section 10.06 Authorization of Actions to Be Taken by the Trustee Under the Security Documents.

        Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may (but without any obligation to do so), in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Trustee to, take all actions it deems necessary or appropriate in order to:

        (1) enforce any of the terms of the Security Documents; and

        (2) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.

        The Trustee will have power (but without any obligation) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.07 Authorization of Receipt of Funds by the Trustee Under the Security Documents.

        The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 10.08 Termination of Security Interest.

        Upon the full and final payment and performance of all Obligations of the Company under this Indenture and the Notes or upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article 8 or Article 12 hereof, the Trustee will, at the request of the Company, deliver a certificate to the Collateral Trustee stating that such Obligations have been paid in full, and instruct the Collateral Trustee to release the Liens pursuant to this Indenture and the Security Documents.

Section 10.09 Further Assurances; Insurance.

        (a) The Company and each of the Guarantors shall do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

        (b) Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, the Company and each of the Guarantors will promptly execute, acknowledge and deliver such additional Security Documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred thereby, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Obligations.

        (c) The Company and the Guarantors will (1) keep their properties adequately insured at all times by financially sound and reputable insurers;
(2) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them; (3) maintain such other insurance as may be required by law; and (4) maintain such other insurance as may be required by the Security Documents.

        (d) Upon the request of the Collateral Trustee, the Company and the Guarantors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers. Holders of Secured Obligations, as a class, shall be named as additional insureds on such insurance policies of the Company and the Guarantors as are required by the Collateral Trust Agreement, and the Collateral Trustee shall be named as loss payee as its interests may appear, with 30 days' notice of cancellation or material change, on all property and casualty insurance policies of the Company and the Guarantors.

Section 10.10 Relative Rights.

        Nothing in the Note Documents shall:

(1) (a) impair, as between the Company and the Holders of the Notes, the obligation of the Company to pay principal, premium, if any, and interest on the Notes in accordance with their terms or any other obligation of the Company or any Guarantor under the Note Documents for the Notes or (b) impair, as between the Company and the Holders of the First Lien Notes, the obligation of the Company to pay principal, premium, if any, and interest on the First Lien Notes at the Stated Maturity thereof in accordance with their terms (but other obligations of the Company and the Guarantors under the Note Documents for the First Lien Notes may be impaired by the Note Documents for the Notes);

(2) affect the relative rights of holders of Notes as against any other creditors of the Company or any Guarantor (other than holders of Priority Liens, Junior Liens, Permitted ABL Liens or Permitted Prior Liens);

(3) restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions of the Collateral Trust Agreement);

(4) restrict or prevent any Holder of Notes or other Secured Obligations, the Collateral Trustee or any other person from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the Collateral Trust Agreement; or

(5) restrict or prevent any holder of Notes or other Secured Obligations, the Trustee, the Collateral Trustee or any other person from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the Collateral Trust Agreement.

                                     ARTICLE 11
                                   NOTE GUARANTEES

Section 11.01 Guarantee.

        (a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

        (1) the principal of, premium on, if any, and interest, on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, interest, if any, on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

        (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

        Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

        (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

        (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

        (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02 Limitation on Guarantor Liability.

        Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03 Execution and Delivery of Note Guarantee.

        To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

        Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

        If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

        In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Material Domestic Subsidiary after the date of this Indenture, if required by Section 4.16 hereof, the Company will cause such Material Domestic Subsidiary to comply with the provisions of Section 4.16 hereof and this Article 11, to the extent applicable.

Section 11.04 Guarantors May Consolidate, etc., on Certain Terms.

        Except as otherwise provided in Section 11.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

        (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

        (2) either:

                (a) subject to Section 11.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor or the Company) unconditionally assumes all the obligations of that Guarantor under its Note Guarantee, this Indenture and the Collateral Trust Agreement, pursuant to a supplemental indenture and appropriate Security Documents in form and substance reasonably satisfactory to the Trustee; or

                (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

        In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

        Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.05 Releases.

        (a) The Note Guarantee of a Guarantor will be released:

        (1) in connection with any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof;

        (2) in connection with any sale or other disposition of Capital Stock of any Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company if the sale or other disposition does not violate Section 4.10 hereof and such Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

        (3) upon designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture; or

        (4) upon Legal Defeasance or Covenant Defeasance in accordance with
Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof.

        (b) Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

        (c) Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of, premium on, if any, and interest on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this
Article 11.


                                 ARTICLE 12
                         SATISFACTION AND DISCHARGE

Section 12.01  Satisfaction and Discharge.

        This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

        (1) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

        (2)
                (a) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest, if any, to the date of maturity or redemption;

                (b) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith);

                (c) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

                (d) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

        Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02  Application of Trust Money.

        Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

        If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium on, if any, interest, if any, on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.


                                 ARTICLE 13
                               MISCELLANEOUS

Section 13.01 [Intentionally Omitted.]

Section 13.02 Notices.

        Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

If to the Company and/or any Guarantor:

Unisys Corporation
Unisys Way
Blue Bell, Pennsylvania 19424
Facsimile No.:  (215) 986-0622
Attention:  Treasurer

With a copy to:

Unisys Corporation
Unisys Way
Blue Bell, Pennsylvania 19424
Facsimile No.:  (215) 986-0624
Attention:  General Counsel

If to the Trustee:
Deutsche Bank Trust Company Americas
Trust & Securities Services
60 Wall Street, MS-NYC60-2710
New York, New York 10005
Attention:  Corporates Team Deal Manager - Unisys
Telephone No.: (908) 608-3191
Facsimile No.:  (732) 578-4635

With a copy to:

Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
Trust & Securities Services
25 Deforest Avenue, MS SUM01-0105
Summit, New Jersey 07901
Attention:  Corporates Team Deal Manager - Unisys
Telephone No.: (908) 608-3191
Facsimile No.:  (732) 578-4635

        The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by o vernight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.03  Communication by Holders of Notes with Other Holders of Notes.

        Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

Section 13.04  Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

        (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

        (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05  Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

        (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

        (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

        (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06 Rules by Trustee and Agents.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

        No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08 Governing Law.

        THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

Section 13.09 No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10 Patriot Act.

        The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Deutsche Bank Trust Company Americas. The parties to this Agreement agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Section 13.11 Successors.

        All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof.

Section 13.12 Severability.

        In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.13 Counterpart Originals.

        The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.14 Table of Contents, Headings, etc.

        The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.


[Signatures on following page]

SIGNATURES
Dated as of July 31, 2009

UNISYS CORPORATION


By: /s/ Scott A. Battersby
    ---------------------
    Name: Scott A. Battersby
    Title: Vice President and Treasurer


CONVERGENT, INC.


By: /s/ Edward A. Sarkisian
    -----------------------
    Name: Edward A. Sarkisian
    Title: Vice President and Assistant Treasurer


UNISYS AFRICA HOLDING, INC.


By: /s/ Edward A. Sarkisian
    -----------------------
    Name: Edward A. Sarkisian
    Title: Vice President and Assistant Treasurer


UNISYS AP INVESTMENT COMPANY I


By: /s/ Edward A. Sarkisian
    -----------------------
    Name: Edward A. Sarkisian
    Title: Vice President and Assistant Treasurer


UNISYS CHINA LIMITED


By: /s/ Edward A. Sarkisian
    -----------------------
    Name: Edward A. Sarkisian
    Title: Vice President and Treasurer

UNISYS DE CENTRO AMERICA, S.A.

By: /s/ Edward A. Sarkisian
    -----------------------
    Name: Edward A. Sarkisian
    Title: Vice President and Treasurer

UNISYS DE COLOMBIA, S.A.

By: /s/ Edward A. Sarkisian
    -----------------------
    Name: Edward A. Sarkisian
    Title: Vice President and Treasurer

UNISYS DEL PERU L.L.C.

By: Unisys Holding Corporation, as its sole member


By: /s/ Edward A. Sarkisian
    -----------------------
    Name: Edward A. Sarkisian
    Title: Vice President and Assistant Treasurer

UNISYS HOLDING CORPORATION

By: /s/ Edward A. Sarkisian
    -----------------------
    Name: Edward A. Sarkisian
    Title: Vice President and Assistant Treasurer

UNISYS ITEM PROCESSING SERVICES L.L.C.

By: Unisys Corporation, as its sole member


By: /s/ Scott A. Battersby
    ---------------------
    Name: Scott A. Battersby
    Title: Vice President and Treasurer

UNISYS JAPAN, LTD.


By: /s/ Edward A. Sarkisian
    -----------------------
    Name: Edward A. Sarkisian
    Title: Vice President and Treasurer

UNISYS NPL, INC.

By: /s/ Edward A. Sarkisian
    -----------------------
    Name: Edward A. Sarkisian
    Title: Vice President and Assistant Treasurer


UNISYS PHILIPPINES LIMITED


By: /s/ Edward A. Sarkisian
    -----------------------
    Name: Edward A. Sarkisian
    Title: Vice President and Assistant Treasurer


UNISYS PUERTO RICO, INC.


By: /s/ Edward A. Sarkisian
    -----------------------
    Name: Edward A. Sarkisian
    Title: Vice President and Treasurer

UNISYS PULSEPOINT COMMUNICATIONS


By: /s/ Edward A. Sarkisian
    -----------------------
    Name: Edward A. Sarkisian
    Title: Vice President and Treasurer


UNISYS SOUTH AMERICA L.L.C.

By: Unisys Holding Corporation, as its sole member


By: /s/ Edward A. Sarkisian
    -----------------------
    Name: Edward A. Sarkisian
    Title: Vice President and Assistant Treasurer


UNISYS SUDAMERICANA CORPORATION

By: /s/ Edward A. Sarkisian
    -----------------------
    Name: Edward A. Sarkisian
    Title: Vice President and Treasurer


UNISYS SUDAMERICANA LTDA.


By: /s/ Edward A. Sarkisian
    -----------------------
    Name: Edward A. Sarkisian
    Title: Vice President and Treasurer


UNISYS TECHNICAL SERVICES L.L.C.

By: Unisys Corporation, as its sole member


By: /s/ Scott A. Battersby
    ---------------------
    Name: Scott A. Battersby
    Title: Vice President and Treasurer


UNISYS WORLD SERVICES, INC.

By: /s/ Edward A. Sarkisian
    -----------------------
    Name: Edward A. Sarkisian
    Title: Vice President and Treasurer

UNISYS WORLD TRADE, INC.

By: /s/ Edward A. Sarkisian
    -----------------------
    Name: Edward A. Sarkisian
    Title: Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By: Deutsche Bank National Trust Company
By: /s/ Cynthia J. Powell
    ---------------------
    Name: Cynthia J. Powell
    Title: Vice President

By: /s/ Irina Golovashchuk
    ----------------------
    Name: Irina Golovashchuk
    Title: Assistant Vice President

                              [Face of Note]

[Insert the Original Issue Discount Legend here, if applicable.]

CUSIP No. ____________

ISIN No. ____________


                  14 1/4% Senior Secured Notes due 2015

No. ___                                                         $____________


                           UNISYS CORPORATION

promises to pay to ______________________________ or registered assigns, the principal sum of __________________________________________________ DOLLARS
on September 15, 2015.

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1




IN WITNESS WHEREOF, UNISYS CORPORATION has caused this instrument to be duly executed.


Dated:  _____________, ____

UNISYS CORPORATION

By:  __________________________
Name:
Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
  as Trustee

By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:  ____________________________
     Authorized Signatory

                               [Back of Note]
                    14 1/4% Senior Secured Notes due 2015

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

        Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        (1) INTEREST. Unisys Corporation, a Delaware corporation (the "Company"), promises to pay or cause to be paid interest on the principal amount of this Note at 14 1/4% per annum from ________________, 20[ ] until maturity. The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided if this
Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be ________________, 20[ ].

        Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, or interest at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, or premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        (3) PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

        (4) INDENTURE AND SECURITY AGREEMENTS. The Company issued the Notes under an Indenture dated as of July 31, 2009 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Notes are secured by a pledge on the Collateral pursuant to the Security Documents. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

        (5) OPTIONAL REDEMPTION.

                (a) At any time prior to September 15, 2012, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 114.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date), with the net cash proceeds from one or more Equity Offerings by the Company; provided that:

        (A) at least 65% of the aggregate principal amount of Initial Notes (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

        (B) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

                (b) At any time prior to September 15, 2012, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

                (c) Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company's option prior to September 15, 2012.

                (d) On or after September 15, 2012, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on September 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date:

Year                                                               Percentage
----                                                               ----------
2012                                                                107.1250%
2013                                                                103.5625%
2014 and thereafter                                                  100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

        (6) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

        (7) REPURCHASE AT THE OPTION OF HOLDER. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

        (8) NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

        (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

        (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

        (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of Notes, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes and Note Guarantees in case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets, as applicable, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder or surrender any right or power conferred upon by the Company, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of the "Description of New Secured Notes" section of the Company's Confidential Offering Circular and Consent Solicitation Statement dated June 30, 2009, relating to the initial offering of the Notes, to the extent that such provision in that "Description of New Secured Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Note Guarantees or the Security Documents, which intent may be evidenced by an Officers' Certificate to that effect, to provide for the issuance of additional notes of the same series in accordance with the limitations set forth in the Indenture, to provide for the appointment of a successor trustee or collateral trustee, subject to certain conditions, to make, complete, or conform any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents, or to provide an additional Note Guarantee with respect to the Notes or to grant any Lien for the benefit of the Holders of the Notes.

        (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.15 or
5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 4.10 of the Indenture for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (v) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 4.03 of the Indenture for 120 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (vi) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements or covenants in the Indenture;
(vii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default: (a) is caused by a failure to pay principal on such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods provided in such Indebtedness (a "Payment Default"); or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; (viii) failure by the Company or any of its Significant Subsidiaries to pay final judgments with respect to which no appeal may be or has been taken, entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed, for a period of 60 days, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; (ix) the occurrence of any of the following: (a) any Secured Debt Document is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, other than in accordance with the terms of the relevant Secured Debt Document and the Indenture (provided, that it will not be an Event of Default under this clause (a) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Priority Lien or Permitted ABL Lien purported to be granted under such Security Documents on Collateral ceases to be enforceable or perfected); (b) except as permitted by the Indenture, any Junior Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $50.0 million ceases to be an enforceable and perfected second-priority Lien subject only to Priority Liens and Permitted Prior Liens; or (c) the Company or any Guarantor, or any Person acting on behalf of the Company or any Guarantor, denies or disaffirms, in writing, any obligation of the Company or any Guarantor set forth in or arising under any Secured Debt Document; (x) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (xi) except as permitted by the Indenture or the indenture governing the First Lien Notes, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided that so long as any Indebtedness permitted to be incurred pursuant to the Indenture under any bank facility providing for term loans or revolving loans shall be outstanding, no such acceleration shall be effective until the earlier of (1) the acceleration of such Indebtedness under such bank facility or (2) five Business Days after giving of written notice of such acceleration to the Company and the administrative agent (or any other agent or representative) with respect to such bank facility. Holders may not enforce the Indenture or the Notes except as provided in the Indenture and the Collateral Trust Agreement. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest, if any) if it determines that withholding notice is in their interest. The Holders of at least a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all the Notes, rescind an acceleration or waive any existing Default or Event of Default and its respective consequences under the Indenture, if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived (except a continuing Default or Event of Default in the payment of principal of, premium on, if any, interest, if any, on, the Notes (including in connection with an offer to purchase)). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

        (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

        (14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        (15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common),
TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        (17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

        (18) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Unisys Corporation
Unisys Way
Blue Bell, Pennsylvania 19424
Facsimile No.:  (215) 986-3889
Attention:  Corporate Treasurer

ASSIGNMENT FORM

        To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
	(Insert assignee's legal name)

(Insert assignee's soc. sec. or tax I.D. no.)




(Print or type assignee's name, address and zip code) and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase
        If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:
[  ] Section 4.10         [  ]Section 4.15

        If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$_______________

Date:  _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:  _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange
Amount of decrease in Principal Amount
of this Global Note
Amount of increase in Principal Amount
of this Global Note
Principal Amount
of this Global Note following such decrease (or increase)
Signature of authorized officer of Trustee or Custodian



       EXHIBIT B

                       FORM OF CERTIFICATE OF TRANSFER

Unisys Corporation
Unisys Way
Blue Bell, Pennsylvania 19424

Deutsche Bank Trust Company Americas
Trust & Securities Services
60 Wall Street
MS-NYC60-2710
New York, New York 10005

Re:  14 1/4% Senior Secured Notes due 2015

        Reference is hereby made to the Indenture, dated as of July 31, 2009 (the "Indenture"), among Unisys Corporation, as issuer (the "Company"), the Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

        1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

        2. Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

        3. Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

      (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
      (b) such Transfer is being effected to the Company or a subsidiary thereof;
or
      (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
      (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive
 Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

        4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

        (a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

        (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

        (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

	[Insert Name of Transferor]



By:
	Name:
	Title:
        Dated:  _______________________

ANNEX A TO CERTIFICATE OF TRANSFER
        1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
                    (a)   a beneficial interest in the:
                          (i)	  144A Global Note (CUSIP _________), or
                          (ii)  Regulation S Global Note (CUSIP _________), or
                          (iii)	   IAI Global Note (CUSIP _________); or
                     (b)     a Restricted Definitive Note.
        2.	After the Transfer the Transferee will hold:
[CHECK ONE]
                     (a)    a beneficial interest in the:
                          (i)	  144A Global Note (CUSIP _________), or
                          (ii)	  Regulation S Global Note (CUSIP _________), or
                          (iii)	  IAI Global Note (CUSIP _________); or
                          (iv)	  Unrestricted Global Note (CUSIP _________); or
                     (b)    a Restricted Definitive Note; or
                     (c)    an Unrestricted Definitive Note,
                     in accordance with the terms of the Indenture.



       EXHIBIT C

                     FORM OF CERTIFICATE OF EXCHANGE


Unisys Corporation
Unisys Way
Blue Bell, Pennsylvania 19424

Deutsche Bank Trust Company Americas
Trust & Securities Services
60 Wall Street
MS-NYC60-2710
New York, New York 10005

Re:  14 1/4% Senior Secured Notes due 2015
 (CUSIP [         ])
        Reference is hereby made to the Indenture, dated as of July 31, 2009 (the "Indenture"), among Unisys Corporation, as issuer (the "Company"), the Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
        __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

        1.	Exchange of Restricted Definitive Notes or Beneficial Interests in
a Restricted Global Note for Unrestricted Definitive Notes or Beneficial
Interests in an Unrestricted Global Note

        (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities
Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive
Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

        (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

        (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

	[Insert Name of Transferor]


By:
	Name:
	Title:
Dated:  ______________________



       EXHIBIT D

                              FORM OF CERTIFICATE FROM
                    ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Unisys Corporation
Unisys Way
Blue Bell, Pennsylvania 19424

Deutsche Bank Trust Company Americas
Trust & Securities Services
60 Wall Street
MS-NYC60-2710
New York, New York 10005

	Re:  14 1/4% Senior Secured Notes due 2015
        Reference is hereby made to the Indenture, dated as of July 31, 2009 (the "Indenture"), among Unisys Corporation, as issuer (the "Company"), the Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        In connection with our proposed purchase of $____________ aggregate principal amount of:

        (a)  a beneficial interest in a Global Note, or

        (b)  a Definitive Note,

        we confirm that:

        1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

        2.	We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

        3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

        4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


	[Insert Name of Accredited Investor]


By:
	Name:
	Title:
Dated:  _______________________


       EXHIBIT E

FORM OF NOTATION OF GUARANTEE
        For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of July 31, 2009 (the "Indenture") among Unisys Corporation, (the "Company"), the Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium on, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

        Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]


By:
	Name:
	Title:

       EXHIBIT F

                       FORM OF SUPPLEMENTAL INDENTURE
                   TO BE DELIVERED BY SUBSEQUENT GUARANTORS

        SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of Unisys Corporation (or its permitted successor), a Delaware corporation (the "Company"), the other Guarantors (as defined in the Indenture referred to herein) and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to below (the "Trustee").

                          W I T N E S S E T H

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of July 31, 2009 providing for the issuance of 14 1/4% Senior Secured Notes due 2015 (the "Notes");

        WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

        WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

        1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

        4. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

        6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

        8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.


IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

        Dated:  _______________,

[GUARANTEEING SUBSIDIARY]

By:  _______________________________
	Name:
	Title:
UNISYS CORPORATION
By:  _______________________________
	Name:
	Title:
[EXISTING GUARANTORS]
By:  _______________________________
	Name:
	Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
  as Trustee
By: Deutsche Bank National Trust Company


By:  _______________________________
	Authorized Signatory


By:  _______________________________
	Authorized Signatory